Exhibit 99.6

PRO FORMA VALUATION UPDATE REPORT MUTUAL HOLDING COMPANY STOCK OFFERNG

Rhinebeck Bancorp, Inc. | Poughkeepsie, New York

HOLDING COMPANY FOR:
Rhinebeck Bank | Poughkeepsie, New York

Dated as of October 26, 2018

RP FINANCIAL, LC.
Advisory | Planning | Valuation

4250 North Fairfax Drive, Suite 600
Arlington, Virginia 22203
703.528.1700
rpfinancial.com

October 26, 2018

Board of Trustees

Rhinebeck Bancorp, MHC

Board of Directors

Rhinebeck Bancorp, Inc.

Rhinebeck Bank
2 Jefferson Plaza

Poughkeepsie, New York 07410

Members of the Board of Trustees and Directors:

We have completed and hereby provide an updated appraisal of the estimated pro forma market value of the common stock which is to be issued in connection with the stock issuance transaction described below.

This Appraisal is furnished pursuant to the requirements stipulated in the Code of Federal Regulations and has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” of the Office of Thrift Supervision (“OTS”) and accepted by the Federal Reserve Board (“FRB”), the Office of the Comptroller of the Currency (“OCC”), the Federal Deposit Insurance Corporation (“FDIC”) and New York State Department of Financial Services (the “Department”), and applicable regulatory interpretations thereof. Our original appraisal report, dated August 3, 2018 (the "Original Appraisal"), is incorporated herein by reference. As in the preparation of our Original Appraisal, we believe the data and information used herein is reliable; however, we cannot guarantee the accuracy and completeness of such information.

On June 12, 2018, the Board of Trustees of Rhinebeck Bancorp, MHC (the “MHC”) and the Board of Directors of Rhinebeck Bank adopted the Plan of Reorganization and Minority Stock Issuance (the “Plan”). Pursuant to the Plan, Rhinebeck Bank will reorganize into the “two-tier” mutual holding company form of organization. In connection with the Plan, Rhinebeck Bank has organized a new Maryland stock holding company named Rhinebeck Bancorp, Inc. (“Rhinebeck Bancorp” or the “Company”), which will issue a majority of its common stock to the MHC and sell a minority of its common stock to the public. When the reorganization and minority stock offering are completed, all of the outstanding capital stock of Rhinebeck Bank will be owned by Rhinebeck Bancorp. The MHC will own a controlling interest in the Company of 55% and the Company will be a subsidiary of the MHC. For purposes of this document, Rhinebeck Bancorp, MHC as it currently exists prior to the reorganization will hereinafter be referred to as “Rhinebeck Bancorp” or the “Company”.

Rhinebeck Bancorp will offer its common stock in a subscription offering to Eligible Account Holders, Tax-Qualified Plans including Rhinebeck Bank’s employee stock ownership plan (the “ESOP”) and 401(k) plan, and Supplemental Eligible Account Holders as such terms are defined for purposes of applicable regulatory guidelines governing stock offerings by mutual institutions. To the extent shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale to members of the general public in a community offering and a syndicated or firm commitment offering. It is anticipated that 60% of the net proceeds from the stock offering will be invested in Rhinebeck Bank and the balance of the net proceeds will be retained by the Company.

Washington Headquarters
4250 North Fairfax Drive	Telephone: (703) 528-1700
Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22203	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

Board of Trustees

Board of Directors

October 26, 2018

At this time, no other activities are contemplated for the Company other than the ownership of the Bank, holding $5.2 million of subordinated debt, funding a loan to the newly-formed ESOP and reinvestment of the proceeds that are retained by the Company. In the future, Rhinebeck Bancorp may acquire or organize other operating subsidiaries, diversify into other banking-related activities, pay dividends or repurchase its stock, although there are no specific plans to undertake such activities at the present time.

The Plan provides for the establishment of a new charitable foundation, Rhinebeck Bank Community Foundation (the “Foundation”). The Foundation’s contribution will be funded with 2.0% of the number of shares of common stock issued in the stock issuance and $200,000 of cash funded by the net proceeds retained by the Company. The purpose of the Foundation is to provide financial support to charitable organizations in the communities in which Rhinebeck Bank operates and to enable those communities to share in the Company’s long-term growth. The Foundation will be dedicated completely to community activities and the promotion of charitable causes.

This updated appraisal reflects the following noteworthy items: (1) a review of recent developments in Rhinebeck Bancorp’s financial condition, including financial data through September 30, 2018; (2) an updated comparison of Rhinebeck Bancorp’s financial condition and operating results versus the Peer Group companies identified in the Original Appraisal; and (3) a review of stock market conditions since the date of the Original Appraisal.

The estimated pro forma market value is defined as the price at which Rhinebeck Bancorp’s common stock, immediately upon completion of the minority stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the stock offering will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

Discussion of Relevant Considerations

1.	Financial Results

Table 1 presents summary balance sheet and income statement details for the twelve months ended June 30, 2018 and updated financial information through September 30,

Board of Trustees

Board of Directors

October 26, 2018

Table 1

Rhinebeck Bancorp, Inc.

Recent Financial Data

	At June 30, 2018		At Sept. 30, 2018
	Amount	Assets	Amount	Assets
	($000)	(%)	($000)	(%)

Balance Sheet Data
Total assets	$789,853	100.00%	$819,707	100.00%
Cash, cash equivalents	12,408	1.57	12,596	1.54
Investment securities	104,908	13.28	102,387	12.49
Loans receivable, net	621,227	78.65	652,053	79.55
FHLB stock	2,396	0.30	2,874	0.35
Bank-owned life insurance	17,776	2.75	17,918	2.19
Goodwill/Other intangibles	1,715	0.22	1,704	0.21

Deposits	666,098	84.33	691,718	84.39
FHLB advances/Other borrowings	48,155	6.10	58,776	7.17
Equity	55,561	7.03	57,013	6.96
Tangible equity	53,846	6.81	55,309	6.75

	12 Months Ended		12 Months Ended
	June 30, 2018		Sept. 30, 2018
	Amount	Avg. Assets	Amount	Avg. Assets
	($000)	(%)	($000)	(%)
Summary Income Statement
Interest income	$29,669	3.99%	$31,731	4.14%
Interest expense	(3,865)	(0.52)	(4,460)	(0.58)
Net interest income	25,804	3.47	27,271	3.56
Provisions for loan losses	(1,500)	(0.20)	(1,800)	(0.24)
Net interest income after prov.	24,304	3.27	25,471	3.32

Gain on sale of loans	571	0.08	574	0.07
Other non-interest operating income	4,921	0.66	4,815	0.63
Operating expense	(25,071)	(3.37)	(25,534)	(3.33)
Net operating income	4,725	0.63	5,326	0.69

Non-Operating Income/(Losses)
Net gain (loss) on sales of securities	(16)	(0.00)	(35)	(0.00)
Net gain (loss) on sale of OREO	1	0.00	1	0.00
Loss on sale of equipment	(106)	(0.01)	—	0.00
Gain on sale of subsidiary	1,834	0.25	—	0.00
Write-down of OREO	(693)	(0.09)	(693)	(0.09)
Net non-operating income(loss)	1,020	0.14	(727)	(0.09)

Income before income tax expense	5,745	0.77	4,599	0.60
Income tax expense	(3,160)	(0.42)	(2,672)	(0.35)
Net income	$2,585	0.35%	$1,927	0.25%

Sources:	Rhinebeck Bancorp’s prospectus, audited and unaudited financial statements, and RP Financial calculations.

Board of Trustees

Board of Directors

October 26, 2018

2018. Rhinebeck Bancorp’s assets increased by $29.9 million or 3.78% from June 30, 2018 to September 30, 2018. Asset growth was driven by loan growth, which was partially offset by a slight decrease in investment securities. Overall, cash and investments (inclusive of FHLB stock) decreased from $119.7 million or 15.16% of assets at June 30, 2018 to $117.9 million or 14.38% of assets at September 30, 2018. Net loans receivable increased from $621.2 million or 78.65% of assets at June 30, 2018 to $652.1 million or 79.55% of assets at September 30, 2018. Loan growth was primarily realized through growth of indirect auto loans and, to a lesser extent, growth of commercial business loans, commercial real estate loans and commercial construction loans. The balance of goodwill/intangibles decreased slightly and the balance of bank-owned life insurance increased slightly during the quarter ending September 30, 2018, equaling $1.7 million or 0.21% of assets and $17.9 million or 2.19% of assets, respectively, at September 30, 2018.

Updated credit quality measures for the Company showed a decrease in the balance of non-performing assets, which was primarily due to a decrease in the balance of non-performing loans. Overall, Rhinebeck Bancorp’s balance of non-performing assets decreased from $11.8 million or 1.49% of assets at June 30, 2018 to $10.2 million or 1.25% of assets at September 30, 2018.

A combination of deposit growth and additional borrowings funded asset growth during the quarter ended September 30, 2018. Deposits increased from $666.1 million or 84.33% of assets at June 30, 2018 to $691.7 million or 84.39% of assets at September 30, 2018. Deposit growth was primarily realized through an increase in certificates of deposit (“CDs”) and, to a lesser extent, increases in money market and savings account deposits. The increase in borrowings was due to an increase in FHLB advances to fund loan growth, which increased the balance of borrowings from $48.2 million or 6.10% of assets at June 30, 2018 to $58.8 million or 7.17% of assets at September 30, 2018. Rhinebeck Bancorp’s tangible equity increased from $53.8 million to $55.3 million during the quarter ended September 30, 2018, which combined with asset growth provided for a slight decrease in the Company’s tangible equity-to-assets ratio from 6.81% at June 30, 2018 to 6.75% at September 30, 2018. The increase in equity was due to the retention of earnings, which was partially offset by an increase in the accumulated other comprehensive loss on available for sale securities and defined benefit pension plan.

Rhinebeck Bancorp’s operating results for the twelve months ended June 30, 2018 and September 30, 2018 are also set forth in Table 1. The Company’s reported earnings decreased from $2.6 million or 0.35% of average assets for the twelve months ended June 30, 2018 to $1.9 million or 0.25% of average assets for the twelve months ended September 30, 2018. The decrease in net income was primarily due to a decrease in non-interest income, as the result of a $1.7 million decrease in the gain on the sale of the Company’s insurance subsidiary and a $283,000 decrease in insurance-related income. Higher operating expenses, an increase in loan loss provisions and slightly higher losses on the sale of securities also contributed to the decline in the Company’s updated earnings. An increase in net interest income and a decrease in income tax expense partially offset the decrease in the Company’s updated earnings.

Board of Trustees

Board of Directors

October 26, 2018

Rhinebeck Bancorp’s net interest income increased from $25.8 million or 3.47% of average assets for the twelve months ended June 30, 2018 to $27.3 million or 3.56% of average assets during the twelve months ended September 30, 2018. The increase in net interest income was realized through a more significant increase in interest income relative to interest expense. Growth in interest income was primarily driven by growth of the loan portfolio, which translated into a higher overall yield earned on interest-earning assets. The increase in interest expense was due to an increase in the average balance of interest-bearing liabilities during the three months ended September 30, 2018 compared to the year ago quarter, as well as an increase in the overall cost of interest-bearing liabilities for the three months ended September 30, 2018 compared to the year ago quarter. Overall, the Company’s interest rate spread increased 32 basis points to equal 3.85% for the quarter ended September 30, 2018, versus 3.53% for the comparable year ago quarter.

Updated operating expenses were up slightly, increasing from $25.1 million or 3.37% of average assets during the twelve months ended June 30, 2018 to $25.5 million or 3.33% of average assets during the twelve months ended September 30, 2018. Most of the increase in operating expenses was due to an increase in salaries and employee benefits, which was largely related to hiring additional staff to support Rhinebeck Bancorp’s growth. Overall, Rhinebeck Bancorp’s updated ratios for net interest income and operating expenses provided for a slightly more favorable expense coverage ratio (net interest income divided by operating expenses). Rhinebeck Bancorp’s expense coverage ratio increased from 1.03x for the twelve months ended June 30, 2018 to 1.07x for the twelve months ended September 30, 2018.

Non-interest operating income decreased slightly from $5.5 million or 0.74% of average assets during the twelve months ended June 30, 2018 to $5.4 million or 0.70% of average assets during the twelve months ended September 30, 2018. The decrease in non-interest operating income was largely due to a decrease in insurance-related income, as the result of the sale of the Company’s insurance subsidiary in August 2017. Partially offsetting the decrease in insurance-related income were increases in service charges on deposit accounts and investment advisory income. Overall, when factoring non-interest operating income into core earnings, the Company’s updated efficiency ratio of 78.17% (operating expenses as a percent of net interest income and non-interest operating income) was slightly more favorable compared to the 80.05% efficiency ratio recorded for the twelve months ended June 30, 2018.

Loan loss provisions were higher during the most recent twelve month period, increasing from $1.5 million or 0.20% of average assets during the twelve months ended June 30, 2018 to $1.8 million or 0.24% of average assets during the twelve months ended September 30, 2018. The increase in loan loss provisions established was primarily related to growth of the loan portfolio. The Company maintained allowances for loan losses of $6.3 million at September 30, 2018, equal to 0.97% of total loans receivable and 74.30% of non-accruing loans.

The income tax expense decreased from $3.2 million or 0.42% of average assets for the twelve months ended June 30, 2018 to $2.7 million or 0.35% of average assets for the twelve months ended September 30, 2018. The decrease in income tax expense was primarily due to lower pre-tax income combined with the lower effective federal corporate tax rate that was realized under the Tax Cuts and Job Act, which was enacted on December 22, 2017 and reduced the federal corporate income tax rate from 35% to 21%.

2.	Peer Group Financial Comparisons

Tables 2 and 3 present the financial characteristics and operating results for Rhinebeck Bancorp, the Peer Group and all publicly-traded thrifts. The Company’s and the Peer Group’s ratios are based on financial results through September 30, 2018 and June 30, 2018,

Board of Trustees

Board of Directors

October 26, 2018

Table 2

Balance Sheet Composition and Growth Rates

Comparable Institution Analysis

As of June 30, 2018 or the Most Recent Date Available.

			Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
			Cash &	MBS &		Net		Borrowed	Sub.	Total	Goodwill	Tangible		MBS, Cash &			Borrows.	Total	Tangible	Tier 1	Tier 1	Risk-Based
			Equivalents	Invest	BOLI	Loans (1)	Deposits	Funds	Debt	Equity	& Intang	Equity	Assets	Investments	Loans	Deposits	&Sub debt	Equity	Equity	Leverage	Risk-Based	Capital

Rhinebeck Bancorp, Inc.		NY	1.54%	12.84%	2.19%	79.55%	84.39%	6.54%	0.63%	6.96%	0.21%	6.75%	13.94%	-9.39%	20.22%	8.53%	257.43%	4.94%	5.43%	8.24%	9.42%	10.31%
September 30, 2018

All Thrifts
Averages			4.74%	14.64%	1.66%	75.59%	74.30%	11.69%	0.46%	12.43%	0.90%	11.33%	8.07%	5.92%	10.68%	8.91%	6.48%	10.92%	11.49%	11.64%	17.29%	18.53%
Medians			3.63%	10.89%	1.76%	78.78%	75.19%	11.11%	0.00%	11.55%	0.33%	11.11%	4.39%	-3.54%	7.93%	7.24%	-0.38%	2.36%	2.95%	11.26%	14.96%	16.63%

All NY Thrifts
Averages			6.31%	12.73%	1.28%	76.50%	75.95%	10.76%	0.66%	11.43%	1.19%	10.24%	2.04%	49.23%	1.24%	2.84%	-18.61%	23.59%	25.16%	11.06%	16.88%	18.30%
Medians			4.37%	9.55%	1.60%	77.84%	78.20%	5.86%	0.00%	9.84%	0.44%	8.95%	0.41%	-2.95%	1.00%	1.77%	-21.43%	5.33%	5.34%	9.58%	14.04%	15.79%

Comparable Group
Averages			3.52%	16.60%	1.74%	74.48%	74.89%	11.47%	0.42%	12.27%	0.91%	11.36%	6.21%	7.81%	8.72%	7.57%	68.71%	1.25%	2.16%	11.23%	16.18%	17.14%
Medians			3.72%	12.31%	2.12%	76.77%	75.17%	12.46%	0.00%	11.43%	0.74%	11.23%	3.68%	-6.64%	10.18%	5.36%	-0.91%	1.54%	2.18%	11.25%	15.91%	16.86%

Comparable Group
ESBK	Elmira Savings Bank	NY	4.49%	7.07%	2.53%	79.93%	83.19%	5.86%	0.00%	10.18%	2.19%	7.99%	-1.99%	-12.08%	-0.50%	1.77%	-21.43%	1.40%	1.82%	10.07%	15.84%	17.06%
ESSA	ESSA Bancorp, Inc.	PA	2.10%	21.22%	2.10%	71.23%	69.50%	19.22%	0.00%	9.79%	0.84%	8.95%	3.60%	-3.76%	6.32%	4.39%	2.12%	-0.78%	-0.49%	9.16%	13.20%	13.97%
MSBF	MSB Financial Corp.	NJ	2.71%	8.15%	0.00%	84.77%	74.60%	13.67%	0.00%	11.39%	0.00%	11.39%	18.57%	0.33%	19.54%	14.98%	352.50%	-5.82%	0.11%	11.60%	13.54%	14.71%
PBBI	PB Bancorp, Inc.	CT	1.92%	25.42%	2.46%	67.05%	70.73%	12.16%	0.00%	16.04%	1.32%	14.73%	0.24%	-19.44%	13.71%	1.59%	-6.88%	-0.06%	-0.06%	12.60%	19.37%	20.24%
PCSB	PCSB Financial Corporation	NY	4.20%	31.13%	1.60%	60.96%	78.20%	1.27%	0.00%	19.43%	0.44%	18.99%	3.77%	-10.09%	11.45%	6.34%	-55.77%	2.76%	2.87%	13.65%	21.69%	22.27%
PBIP	Prudential Bancorp, Inc.	PA	3.66%	31.92%	2.77%	58.56%	69.50%	15.96%	0.00%	12.78%	0.65%	12.13%	18.16%	14.76%	10.66%	16.30%	51.89%	0.99%	2.04%	12.74%	19.67%	20.50%
SVBI	Severn Bancorp, Inc.	MD	3.77%	7.64%	0.63%	83.84%	75.74%	9.99%	2.51%	11.46%	0.04%	11.42%	5.83%	-39.33%	9.71%	7.24%	-1.44%	4.03%	3.17%	13.26%	16.87%	18.12%
SIFI	SI Financial Group, Inc.	CT	5.41%	10.06%	2.14%	78.78%	76.81%	10.25%	0.52%	10.54%	1.04%	9.50%	-0.04%	-9.52%	2.27%	2.08%	375.63%	1.72%	2.32%	9.32%	14.27%	15.50%
STND	Standard AVB Financial Corp.	PA	2.86%	14.55%	2.27%	74.76%	73.12%	12.77%	0.00%	13.69%	2.63%	11.06%	0.56%	131.72%	0.09%	0.84%	-0.38%	1.68%	3.25%	10.90%	15.98%	16.65%
WEBK	Wellesley Bancorp, Inc.	MA	4.04%	8.82%	0.92%	84.93%	77.47%	13.57%	1.18%	7.40%	0.00%	7.40%	13.36%	25.52%	13.97%	20.17%	-9.18%	6.59%	6.59%	9.01%	11.37%	12.35%

(1) Includes loans held for sale.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2018 by RP® Financial, LC.

Board of Trustees

Board of Directors

October 26, 2018

Table 3

Income as Percent of Average Assets and Yields, Costs, Spreads

Comparable Institution Analysis

For the 12 Months Ended June 30, 2018 or the Most Recent 12 Months Available

				Net Interest Income					Non-Interest Income			Non-Op. Items			Yields, Costs, and Spreads
							Loss	NII	Gain	Other	Total			Provision				MEMO:	MEMO:
			Net				Provis.	After	on Sale of	Non-Int	Non-Int	Net Gains/	Extrao.	for	Yield	Cost	Yld-Cost	Assets/	Effective
			Income	Income	Expense	NII	on IEA	Provis.	Loans	Income	Expense	Losses (1)	Items	Taxes	On IEA	Of IBL	Spread	FTE Emp.	Tax Rate
			(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Rhinebeck Bancorp, Inc.		NY
September 30, 2018			0.25%	4.14%	0.58%	3.56%	0.24%	3.32%	0.07%	0.63%	3.33%	-0.09%	0.00%	0.35%	4.50%	0.83%	3.67%	$5,091	58.10%

All Thrifts
Averages			0.74%	3.80%	0.74%	3.06%	0.09%	2.97%	0.44%	0.52%	2.78%	0.04%	0.00%	0.43%	3.87%	0.61%	3.27%	$7,770	40.43%
Medians			0.72%	3.67%	0.79%	2.96%	0.08%	2.89%	0.04%	0.41%	2.65%	0.00%	0.00%	0.42%	3.88%	0.53%	3.25%	$5,987	38.32%

All NY Thrifts
Averages			0.71%	3.54%	0.79%	2.75%	0.06%	2.68%	0.16%	0.33%	2.47%	0.26%	0.00%	0.27%	4.07%	0.65%	3.42%	$8,545	30.40%
Medians			0.88%	3.57%	0.86%	2.80%	0.03%	2.80%	0.03%	0.38%	2.24%	0.02%	0.00%	0.31%	4.15%	0.66%	3.48%	$5,961	35.99%

Comparable Group
Averages			0.60%	3.67%	0.75%	2.91%	0.10%	2.82%	0.07%	0.25%	2.33%	0.00%	0.00%	0.36%	3.83%	0.62%	3.21%	$7,618	37.67%
Medians			0.59%	3.60%	0.76%	2.92%	0.10%	2.84%	0.00%	0.16%	2.26%	0.00%	0.00%	0.35%	3.82%	0.63%	3.18%	$6,460	41.06%

Comparable Group
ESBK	Elmira Savings Bank	NY	0.89%	3.66%	0.73%	2.93%	0.14%	2.80%	0.40%	0.51%	2.82%	0.00%	0.00%	-0.01%	4.15%	0.97%	3.18%	$4,365	-1.16%
ESSA	ESSA Bancorp, Inc.	PA	0.30%	3.49%	0.84%	2.65%	0.23%	2.42%	0.00%	0.45%	2.23%	-0.02%	0.00%	0.31%	NA	NA	NA	$6,597	50.93%
MSBF	MSB Financial Corp.	NJ	0.68%	3.94%	0.80%	3.14%	0.16%	2.99%	0.00%	0.15%	2.10%	0.00%	0.00%	0.36%	4.00%	0.35%	3.65%	$9,394	34.68%
PBBI	PB Bancorp, Inc.	CT	0.59%	3.28%	0.61%	2.67%	0.04%	2.62%	0.00%	0.49%	2.33%	0.03%	0.00%	0.22%	3.52%	0.63%	2.89%	$5,398	27.13%
PCSB	PCSB Financial Corporation	NY	0.46%	3.35%	0.44%	2.91%	0.03%	2.88%	0.00%	0.16%	2.24%	0.02%	0.00%	0.35%	3.76%	0.74%	3.02%	$8,706	43.20%
PBIP	Prudential Bancorp, Inc.	PA	0.72%	3.55%	0.90%	2.65%	0.12%	2.53%	0.00%	0.02%	1.63%	-0.04%	0.00%	0.46%	3.82%	0.81%	3.01%	$12,860	38.93%
SVBI	Severn Bancorp, Inc.	MD	0.59%	4.31%	0.96%	3.35%	0.00%	3.35%	0.24%	0.62%	2.96%	0.00%	0.00%	0.66%	4.63%	1.06%	3.57%	$5,098	52.88%
SIFI	SI Financial Group, Inc.	CT	0.38%	3.47%	0.72%	2.76%	0.08%	2.67%	0.01%	0.10%	2.48%	0.00%	0.00%	0.49%	3.04%	0.49%	2.55%	$5,760	56.12%
STND	Standard AVB Financial Corp.	PA	0.82%	3.70%	0.65%	3.05%	0.05%	3.00%	0.00%	0.02%	2.27%	0.00%	0.00%	0.33%	3.69%	0.37%	3.32%	$6,323	28.90%
WEBK	Wellesley Bancorp, Inc.	MA	0.53%	3.92%	0.88%	3.04%	0.11%	2.93%	0.00%	0.02%	2.24%	0.00%	0.00%	0.44%	3.84%	0.13%	3.71%	$11,681	45.06%

(1) Net gains/losses includes gain/loss on sale of securities and nonrecurring income and expense.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2018 by RP® Financial, LC.

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October 26, 2018

respectively.

In general, the comparative balance sheet ratios for the Company and the Peer Group did not vary significantly from the ratios exhibited in the Original Appraisal. In comparison to the Peer Group, the Company’s updated interest-earning asset composition reflected a lower concentration of cash and investments and a higher concentration of loans. Overall, the Company’s and the Peer Group’s updated interest-earning assets-to-assets ratios equaled 93.93% and 94.60%, respectively.

Rhinebeck Bancorp’s updated funding composition showed a higher concentration of deposits and a lower concentration of borrowings relative to the comparable Peer Group measures. Updated interest-bearing liabilities-to-assets ratios equaled 91.56% and 86.78% for the Company and the Peer Group, respectively. Rhinebeck Bancorp’s updated tangible equity-to-assets ratio equaled 6.75%, which remained below the comparable Peer Group ratio of 11.36%. Overall, Rhinebeck Bancorp’s updated interest-earning assets-to-interest-bearing liabilities ("IEA/IBL") ratio equaled 102.59%, which remained below the Peer Group’s IEA/IBL ratio of 109.01%. As discussed in the Original Appraisal, the additional capital realized from stock proceeds should serve to increase Rhinebeck Bancorp’s IEA/IBL ratio, as the level of interest-bearing liabilities funding assets will be lower due to the increase in capital realized from the offering and the net proceeds realized from the offering will be primarily deployed into interest-earning assets.

Updated growth rates for Rhinebeck Bancorp are based on annualized growth rates for the nine months ended September 30, 2018 and the Peer Group’s growth rates are based on growth for the twelve months ended June 30, 2018. Rhinebeck Bancorp recorded a 13.94% increase in assets, versus a 6.21% in assets recorded by the Peer Group. Asset growth by the Company was largely sustained by a 20.22% increase in loans, which was partially offset by a 9.39% decrease in cash and investments. Similarly, the Peer Group’s asset growth was primarily realized through an 8.72% increase in loans and was supplemented with a 7.81% increase in cash and investments.

The Company’s asset growth was funded by an 8.53% increase in deposits and a 257.43% increase in borrowings. Comparatively, deposit and borrowing growth rates for the Peer Group equaled 7.57% and 68.71%, respectively. Updated tangible net worth growth rates for the Company and the Peer Group equaled 5.43% and 2.16%, respectively.

Table 3 displays comparative operating results for Rhinebeck Bancorp and the Peer Group, based on earnings for the twelve months ended September 30, 2018 and June 30, 2018, respectively. Rhinebeck Bancorp and the Peer Group reported net income to average assets ratios of 0.25% and 0.60%, respectively. The Peer Group’s higher return was realized through lower ratios for loan loss provisions, non-recurring losses and operating expenses, and a lower effective tax rate, while the Company maintained earnings advantages with respect to higher ratios for net interest income and non-interest operating income.

In terms of core earnings strength, updated expense coverage ratios posted by Rhinebeck Bancorp and the Peer Group equaled 1.07x and 1.25x, respectively. The Peer Group’s higher expense coverage continued to be supported by a lower operating expense ratio which was partially offset by the Company’s higher net interest income ratio. Rhinebeck Bancorp’s higher net interest income ratio was realized through both a higher interest income ratio and a lower interest expense ratio.

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October 26, 2018

Non-interest operating income remained a larger contributor to the Company’s earnings, as such income amounted to 0.70% and 0.32% of the Company’s and the Peer Group’s average assets, respectively. Accordingly, taking non-interest operating income into account in assessing Rhinebeck Bancorp’s core earnings strength relative to the Peer Group's, the Company’s updated efficiency ratio of 78.17% remained higher (less favorable) than the Peer Group’s efficiency ratio of 72.13%.

Loan loss provisions remained a larger factor in the Company’s updated earnings, with loan loss provisions established by the Company and the Peer Group equaling 0.24% and 0.10% of average assets, respectively.

Consistent with the Original Appraisal, net non-operating losses realized from the sale of assets and other non-recurring items were a more significant factor in the Company’s updated earnings. Net non-operating losses posted by the Company equaled 0.09% of average assets, while, on average, net non-operating gains and losses were not a factor in the Peer Group’s earnings. As set forth in the Original Appraisal, typically, such gains and losses are discounted in valuation analyses as they tend to have a relatively high degree of volatility, and, thus, are not considered part of core operations. Extraordinary items remained a non-factor in the Company’s and the Peer Group’s updated earnings.

The Company’s effective tax rate of 58.10% remained above the Peer Group’s effective tax rate of 37.67%. As indicated in the prospectus, the Company’s effective marginal tax rate is equal to 27.00%.

The Company’s updated credit quality measures continued to imply a fairly similar degree of credit risk exposure relative to the comparable Peer Group measures. As shown in Table 4, the Company’s non-performing assets/assets and non-performing loans/loans ratios of 1.26% and 1.30%, respectively, were slightly higher and lower than the comparable Peer Group ratios of 1.14% and 1.44%. As noted in the Original Appraisal, the measures for non-performing assets and non-performing loans include loans that are classified as troubled debt restructurings (“TDRs”) and are performing in accordance with their modified terms. Performing TDRs accounted for a nominal portion of the Company’s balance of non-performing loans at September 30, 2018. The Company’s updated reserve coverage ratios continued to indicate a lower level of reserves as a percent of non-performing loans (73.45% versus 114.20% for the Peer Group) and a higher level of reserves as a percent of loans (0.97% versus 0.88% for the Peer Group). Net loan charge-offs remained a more significant factor for the Company, equaling 0.14% and 0.01% of the Company’s and the Peer Group’s loans, respectively.

1.	Stock Market Conditions

Since the date of the Original Appraisal, the performance of the broader stock market has been mixed. Energy shares led the broader stock market lower going into mid-August 2018, which was attributed to a decline in oil prices. Upbeat data for the U.S. economy, deal activity and signs of cooperation between the U.S. and China contributed to stocks rallying higher during the second half of August, as the NASDAQ soared past 8000 to a new record higher.

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October 26, 2018

Table 4

Credit Risk Measures and Related Information

Comparable Institution Analysis - Bank Level

As of June 30, 2018 or the Most Recent Date Available.

			NPAs &	Adj NPAs &				Rsrves/
		REO/	90+Del/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
		Assets	Assets (1)	Assets (2)	Loans (3)	Loans HFI	NPLs (3)	90+Del (1)	Chargeoffs (4)	Loans
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)
Rhinebeck Bancorp, Inc.	NY
September 30, 2018		0.21%	1.26%	1.25%	1.30%	0.97%	73.45%	61.08%	$893	0.14%

Comparable Group
Averages		0.05%	1.14%	0.72%	1.44%	0.88%	114.20%	109.60%	$389	0.01%
Medians		0.03%	1.12%	0.66%	1.37%	0.87%	61.43%	52.25%	$170	0.01%

Comparable Group
Elmira Savings Bank	NY	0.02%	0.81%	0.81%	0.97%	0.96%	99.18%	96.23%	$681	0.15%
ESSA Bancorp, Inc.	PA	0.08%	1.07%	0.74%	1.38%	0.85%	61.36%	57.06%	$2,294	0.18%
MSB Financial Corp.	NJ	0.00%	2.14%	0.57%	2.36%	1.09%	46.10%	43.59%	$190	0.04%
PB Bancorp, Inc.	CT	0.27%	1.20%	1.12%	1.35%	0.83%	61.49%	47.43%	$68	0.02%
PCSB Financial Corporation	NY	0.03%	0.77%	0.57%	1.21%	0.55%	45.17%	43.34%	$672	0.08%
Prudential Bancorp, Inc.	PA	0.01%	1.46%	1.39%	2.45%	0.83%	33.81%	33.62%	$116	0.02%
Severn Bancorp, Inc.	MD	0.04%	2.32%	0.97%	2.69%	1.20%	43.97%	43.29%	-$533	-0.08%
SI Financial Group, Inc.	CT	0.04%	1.17%	0.53%	1.40%	1.04%	74.40%	71.54%	$248	0.02%
Standard AVB Financial Corp.	PA	0.04%	0.33%	0.33%	0.39%	0.59%	150.02%	133.35%	$150	0.02%
Wellesley Bancorp, Inc.	MA	0.00%	0.15%	0.15%	0.17%	0.90%	526.52%	526.52%	$0	0.00%

(1)	NPAs are defined as nonaccrual loans, performing TDRs, and OREO.
(2)	Adjusted NPAs are defined as nonaccrual loans and OREO (performing TDRs are excluded).
(3)	NPLs are defined as nonaccrual loans and performing TDRs.
(4)	Net loan chargeoffs are shown on a last twelve month basis.

Source:	S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obrained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2018 by RP® Financial, LC.

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Board of Directors

October 26, 2018

Comparatively, stocks retreated at the end of August through the first part of September, in which technology shares led the market lower on worries about trade and regulation. Manufacturer and financial shares helped stocks to rebound going into the second half of September, as new tariffs announced by the U.S. and China were less than expected. After the Dow Jones Industrial Average (“DJIA”) and S&P 500 closed at record highs, shares of industrial companies led the market lower in late-September. Heightened trade tensions and the Federal Reserve’s rate hike, along with signaling a continued path of rate hikes, were noted factors that stoked caution among investors. Stock rebounded at the end of September and the beginning October, as manufacturer shares led the DJIA to a new record high following completion of a new North American trade pact. A sell-off in Treasury bonds prompted a broader stock market downturn at the end of the first week of October, as investors reacted to the September employment report which showed the national unemployment rate hitting a 50-year low. The sell-off in stocks deepened in the second week of October, with the DJIA recording a two-day decline of 5.2% before rebounding at the end of the week. Volatility continued to prevail in the broader stock market during the second half of October, as investors reacted to mixed third quarter earnings reports and signs of softer global economic growth. On October 26, 2018, the DJIA closed at 24688.31 or 3.04% lower since the date of the Original Appraisal and the NASDAQ closed at 7167.21 or 8.25% lower since the date of the Original Appraisal.

The market for thrift stocks has underperformed the broader stock market, since the date of the Original Appraisal. After drifting lower during the first half of August 2018, signs of a strong labor market and a pick-up in consumer spending contributed to gains in the thrift sector going into the second half of August. Following the upturn, thrift shares trended lower through the end of August as thrift stocks were negatively impacted by July housing data showing a decline in new and existing home sales. Thrift stocks traded in a narrow range during the first half of September, which was followed by a pullback in thrift stocks through the end of September. The decline in thrift shares became more pronounced in the first week of October, as the shares of mortgage-based lenders were negatively impacted by the rise in long-term Treasury yields and concerns that higher mortgage rates could further deter home buyers in a slumping housing market. Financial shares were among the worst performers in the market sell-off that occurred during second week of October, as investors dumped bank stocks heading into third quarter earnings season. The downturn in thrift stocks continued into the second half of October, as third quarter earnings reports showed a trend of net interest margin compression among mortgage-based lenders. On October 26, 2018, the SNL Index for all publicly-traded thrifts closed at 789.9, a decrease of 16.28% since August 3, 2018.

Since the date of the Original Appraisal, the updated pricing measures for the Peer Group generally reflected less significant decreases compared to the decrease in the SNL Index for all publicly-traded thrifts. Comparatively, the decreases in the updated pricing measures for all publicly-traded thrifts were also less significant than the decrease in the SNL Index for all publicly-traded thrifts, but more significant compared to the decreases in the Peer Group’s updated pricing ratios. The relatively significant decrease indicated for the Peer Group’s core price-to-earnings multiple was in part attributable to an increase in the Peer Group’s core earnings per share. Based on closing stock prices as of October 26, 2018, nine out of the ten Peer Group companies were trading at lower prices compared to their closing stock prices as of the date of the Original Appraisal. A comparative pricing analysis of the Peer Group and all publicly-traded thrifts is shown in the following table, based on closing stock market prices as of August 3, 2018 and October 26, 2018.

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Average Pricing Characteristics

	At Aug. 3,		At Oct. 26,		%
	2018		2018		Change
Peer Group
Price/Earnings (x)	24.33	x	21.59	x	(11.26)%
Price/Core Earnings (x)	21.47		17.57		(18.16)
Price/Book (%)	122.32%		113.41%		(7.28)
Price/Tangible Book (%)	133.04		123.56		(7.13)
Price/Assets (%)	15.06		13.44		(10.76)
Avg. Mkt. Capitalization ($Mil)	$143.05		$135.66		(5.17)

All Publicly-Traded Thrifts
Price/Earnings (x)	25.85	x	18.00	x	(30.37)%
Price/Core Earnings (x)	18.85		16.11		(14.54)
Price/Book (%)	138.45%		122.69%		(11.38)
Price/Tangible Book (%)	153.28		136.47		(10.97)
Price/Assets (%)	16.80		14.56		(13.33)
Avg. Mkt. Capitalization ($Mil)	$638.07		$536.45		(15.93)

As set forth in the Original Appraisal, the "new issue" market is separate and distinct from the market for seasoned issues like the Peer Group companies in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between the pricing of converting and existing issues is perhaps most evident in the case of the price/book ("P/B") ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value, whereas in the current market for existing thrifts the P/B ratio may reflect a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

As shown in Table 5, one standard conversion offering has been completed during the past three months. CBM Bancorp’s offering was closed at the top of its offering range, which equaled a closing pro forma price/tangible book ratio of 73.2%. CBM Bancorp’s stock price was up 26.2% after the first week of trading and, as of October 26, 2018, CBM Bancorp’s stock price was up 21.2% from its IPO price.

The most recent first-step offering was completed by Columbia Financial, Inc. of New Jersey, which was a significantly larger offering compared to Rhinebeck Bancorp’s first-step offering. Columbia Financial completed its first-step offering in April 2018 and raised gross proceeds of $498.3 million, which was the top of its offering range. Columbia Financial’s closing fully-converted P/TB ratio equaled 80.5% and the stock closed 56.8% higher after the first week of trading. Comparatively, a smaller first-step offering was completed by SSB Bancorp in January 2018. SSB Bancorp raised gross proceeds of $10.1 million, which was at the top of its offering range. SSB Bancorp’s closing fully-converted P/TB equaled 72.9% and the stock closed 4.5% lower after the first week of trading.

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October 26, 2018

Table 5

Pricing Characteristics and After-Market Trends

Conversions Completed in Trailing 3 Months

Institutional Information			Pre-Conversion Data				Offering Information				Contribution to		Insider Purchases					Pro Forma Data								Post-IPO Pricing Trends
			Financial Info.		Asset Quality						Char. Found.		% Off Incl. Fdn.+Merger Shares					Pricing Ratios(2)(5)				Financial Charac.				Closing Price:
							Excluding Foundation					% of	Benefit Plans				Initial									First		After		After
	Conversion			Equity/	NPAs/	Res.	Gross	%	% of	Exp./		Public Off.		Recog.	Stk	Mgmt.&	Div.		Core			Core		Core	IPO	Trading	%	First	%	First	%	Thru	%
Institution	Date	Ticker	Assets	Assets	Assets	Cov.	Proc.	Offer	Mid.	Proc.	Form	Inc. Fdn.	ESOP	Plans	Option	Dirs.	Yield	P/TB	P/E		P/A	ROA	TE/A	ROE	Price	Day	Chg	Week(3)	Chg	Month(4)	Chg	10/26/2018	Chg
			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)	(%)	(%)	(%)	(%)(1)	(%)	(%)	(x)		(%)	(%)	(%)	(%)	($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)

Standard Conversions
CBM Bancorp, Inc. - MD	9/28/18	CBMB-NASDAQ	$184	11.95%	0.84%	166%	$42.3	100%	132%	3.4%	N.A.	N.A.	8.0%	4.0%	10.0%	3.1%	0.00%	73.2%	47.1	x	19.2%	0.4%	26.3%	1.6%	$10.00	$12.80	28.0%	$12.62	26.2%	$12.12	21.2%	$12.12	21.2%

		Averages - Standard Conversions:	$184	11.95%	0.84%	166%	$42.3	100%	132%	3.4%	N.A.	N.A.	8.0%	4.0%	10.0%	3.1%	0.00%	73.2%	47.1	x	19.2%	0.4%	26.3%	1.6%	$10.00	$12.80	28.0%	$12.62	26.2%	$12.12	21.2%	$12.12	21.2%
		Medians - Standard Conversions:	$184	11.95%	0.84%	166%	$42.3	100%	132%	3.4%	N.A.	N.A.	8.0%	4.0%	10.0%	3.1%	0.00%	73.2%	47.1	x	19.2%	0.4%	26.3%	1.6%	$10.00	$12.80	28.0%	$12.62	26.2%	$12.12	21.2%	$12.12	21.2%

		Averages - All Conversions:	$184	11.95%	0.84%	166%	$42.3	100%	132%	3.4%	N.A.	N.A.	8.0%	4.0%	10.0%	1.9%	0.00%	75.4%	42.0	x	18.3%	0.4%	24.3%	1.8%	$10.00	$12.63	26.3%	$12.59	25.9%	$12.23	22.3%	$12.43	24.3%
		Medians - All Conversions:	$184	11.95%	0.84%	166%	$42.3	100%	132%	3.4%	N.A.	N.A.	8.0%	4.0%	10.0%	1.9%	0.00%	75.4%	42.0	x	18.3%	0.4%	24.3%	1.8%	$10.00	$12.63	26.3%	$12.59	25.9%	$12.23	22.3%	$12.43	24.3%

Note: * - Appraisal performed by RP Financial; BOLD = RP Financial assisted in the business plan preparation, "NT" - Not Traded; "NA" - Not Applicable, Not Available; C/S-Cash/Stock.

(1)	As a percent of MHC offering for MHC transactions.
(2)	Does not take into account the adoption of SOP 93-6.
(3)	Latest price if offering is less than one week old.
(4)	Latest price if offering is more than one week but less than one month old.
(5)	Mutual holding company pro forma data on full conversion basis.
(6)	Simultaneously completed acquisition of another financial institution.
(7)	Simultaneously converted to a commercial bank charter.
(8)	Former credit union.

10/26/2018

Board of Trustees

Board of Directors

October 26, 2018

Summary of Adjustments

In the Original Appraisal, we made the following adjustments to Rhinebeck Bancorp’s pro forma value based upon our comparative analysis to the Peer Group:

PreviousValuation
Key Valuation Parameters:	Adjustment
Financial Condition	No Adjustment
Profitability, Growth and Viability of Earnings	Slight Downward
Asset Growth	No Adjustment
Primary Market Area	Slight Upward
Dividends	Slight Downward
Liquidity of the Shares	Slight Downward
Marketing of the Issue	No Adjustment
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

The factors concerning the valuation parameters of primary market area, dividends, liquidity of the shares, management and effect of government regulations and regulatory reform did not change since the Original Appraisal. Accordingly, those parameters were not discussed further in this update.

No adjustment remained appropriate for financial condition, as balance sheet strength remained comparable for the Company and the Peer Group. No adjustment also remained appropriate for the Company’s asset growth, as the Company’s and the Peer Group’s historical asset growth was driven by loan growth and, on a pro forma basis, the Company’s leverage capacity will be comparable to the Peer Group’s leverage capacity. A slight downward adjustment remained appropriate for earnings, based on the Company’s lower reported earnings on a ROAA basis, less favorable expense coverage and efficiency ratios and lower pro forma core ROE.

The general market for thrift stocks was down since the date of the Original Appraisal, with the SNL Index for all publicly-traded thrifts decreasing 16.28% compared to a decrease of 3.04% in the DJIA and an 8.25% decrease in the NASDAQ. The updated pricing measures for all publicly-traded thrifts generally showed decreases that were less significant compared to the decrease in the SNL Index, while the updated pricing measures for the Peer Group companies generally showed less significant decreases compared to the updated pricing measures for all publicly-traded thrifts.

Overall, taking into account the foregoing factors, we believe that a decrease in the Company’s estimated pro market value as set forth in the Original Appraisal is appropriate.

Valuation Approaches: Fully-Converted and MHC Reported Basis

In applying the accepted valuation methodology promulgated by the FRB, OCC, the FDIC and the Department, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Rhinebeck Bancorp’s to-be-issued stock — price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches — all performed on a pro forma basis including the effects of the stock proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Rhinebeck Bancorp’s prospectus for effective tax rate, stock benefit plan assumptions, the Foundation and offering expenses (summarized in Exhibits 4 and 5). The assumptions utilized in the pro forma analysis in calculating the Company’s full conversion value were consistent with the assumptions utilized for the minority stock offering, except expenses were assumed to equal 2.5% of gross proceeds (summarized in Exhibits 2 and 3).

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October 26, 2018

In computing the pro forma impact of the offering and the related pricing ratios, the valuation parameters utilized in the Original Appraisal were updated with financial data as of September 30, 2018.

Consistent with the Original Appraisal, this updated appraisal continues to be based primarily on fundamental analysis techniques applied to the Peer Group, including the P/E approach, the P/B approach and the P/A approach. Also consistent with the Original Appraisal, this updated appraisal incorporates a "technical" analysis of recently completed offerings and publicly-traded MHCs on a fully-converted basis.

The Company has adopted “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”), which causes earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of ASC 718-40 in the valuation.

Based on the foregoing, we have concluded that a decrease in Rhinebeck Bancorp’s value is appropriate. Therefore, as of October 26, 2018, RP Financial concluded the pro forma market value of Rhinebeck Bancorp’s full conversion offering equaled $84,183,670 at the midpoint, equal to 8,418,367 shares at $10.00 per share. The updated midpoint value represents a decrease of 5.71% from the pro forma value set forth in the Original Appraisal.

1.       P/E Approach. The application of the P/E valuation method requires calculating the Company’s pro forma market value by applying a valuation P/E multiple to the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of the net proceeds. The Company’s reported earnings equaled $1.927 million for the twelve months ended September 30, 2018. In deriving Rhinebeck Bancorp’s core earnings, the adjustments made to reported earnings were to eliminate the net loss on securities transactions equal to $35,000, the net gain on the sale of OREO equal to $1,000 and the write-down of OREO equal to $697,000. As shown below, on a tax effected basis, the Company’s core earnings were determined to equal $2.458 million for the twelve months ended September 30, 2018.

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October 26, 2018

Amount
($000)

Net income	$1,927
Add: Loss on sale of securities(1)	26
Deduct: Gain on sale of OREO(1)	(1)
Add: Write-down of OREO	506
Core earnings estimate	$2,458

(1)	Tax effected at 27.0%.

Based on Rhinebeck Bancorp’s reported and core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Company’s reported and core P/E multiples (fully-converted basis) at the $84.2 million updated midpoint value equaled 39.72 times and 31.76 times, respectively (see Table 6). The Company’s updated reported and core P/E multiples provided for premiums of 83.97% and 80.76% relative to the Peer Group’s average reported and core P/E multiples of 21.59 times and 17.57 times, respectively (versus premiums of 31.57% and 103.45% relative to the Peer Group’s average reported and core P/E multiples as indicated in the Original Appraisal). The Company’s updated reported and core P/E multiples (fully-converted basis) indicated premiums of 70.84% and 82.01% relative to the Peer Group’s median reported and core P/E multiples, which equaled 23.25 times and 17.45 times, respectively (versus premiums of 28.30% and 93.02% relative to the Peer Group’s median reported and core P/E multiples as indicated in the Original Appraisal). The Company’s updated pro forma fully-converted P/E ratios based on reported earnings at the minimum and the super maximum equaled 34.24x and 51.01x, respectively, and based on core earnings at the minimum and the super maximum equaled 27.30x and 41.03x, respectively.

On an MHC reported basis, the Company’s reported and core P/E multiples at the $84.2 million updated midpoint value equaled 43.98 times and 34.43 times, respectively (see Table 7). The Company’s updated reported and core P/E multiples provided for premiums of 103.71% and 95.96% relative to the Peer Group’s average reported and core P/E multiples of 21.59 times and 17.57 times, respectively (versus premiums of 42.62% and 127.48% relative to the Peer Group’s average reported and core P/E multiples as indicated in the Original Appraisal). The Company’s updated reported and core P/E multiples (MHC basis) indicated premiums of 89.16% and 97.31% relative to the Peer Group’s median reported and core P/E multiples, which equaled 23.25 times and 17.45 times, respectively (versus premiums of 39.08% and 115.82% relative to the Peer Group’s median reported and core P/E multiples as indicated in the Original Appraisal). The Company’s updated pro forma MHC P/E ratios based on reported earnings at the minimum and the super maximum equaled 37.44x and 57.98x, respectively, and based on core earnings at the minimum and the super maximum equaled 29.30x and 45.42x, respectively.

2.       P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. In applying the P/B approach, we considered both reported book value and tangible book value. Based on the $84.2 million updated midpoint value, the Company’s P/B and P/TB ratios (fully-converted basis) equaled 65.96% and 66.84%, respectively. In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 113.41% and 123.56%, respectively, Rhinebeck Bancorp’s updated ratios reflected a discount of 41.84% on a P/B basis and a discount of 45.90%

Board of Trustees

Board of Directors

October 26, 2018

Table 6

Fully-Converted Pricing Versus Peer Group

Rhinebeck Bancorp, Inc.

As of October 26, 2018

		Market		Per Share Data
		Capitalization		Core	Book								Dividends(3)			Financial Characteristics(5)								Offering
		Price/	Market	12 Month	Value/	Pricing Ratios(2)							Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core		Size
		Share	Value	EPS(1)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(4)	Assets	Assets	Assets	Assets	ROAA	ROAE	ROAA	ROAE	($Mil)
		($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Rhinebeck Bancorp, Inc.	NY
Super Maximum		$10.00	$111.33	$0.24	$13.52	51.01	x	73.96%	12.19%	74.85%	41.03	x	$0.00	0.00%	0.00%	$913	16.48%	16.32%	1.13%	0.24%	1.45%	0.30%	1.80%	$109.11
Maximum		$10.00	$96.81	$0.28	$14.28	45.05	x	70.03%	10.75%	70.87%	36.13	x	$0.00	0.00%	0.00%	$901	15.35%	15.19%	1.15%	0.24%	1.55%	0.30%	1.94%	$94.88
Midpoint		$10.00	$84.18	$0.31	$15.16	39.72	x	65.96%	9.46%	66.84%	31.76	x	$0.00	0.00%	0.00%	$890	14.34%	14.17%	1.16%	0.24%	1.66%	0.30%	2.08%	$82.50
Minimum		$10.00	$71.56	$0.37	$16.36	34.24	x	61.12%	8.13%	62.03%	27.30	x	$0.00	0.00%	0.00%	$880	13.30%	13.14%	1.17%	0.24%	1.79%	0.30%	2.24%	$70.13

All Non-MHC Public Companies(6)
Averages		$21.75	$536.45	$1.43	$16.97	18.00	x	122.69%	14.56%	136.47%	16.11	x	$0.40	2.11%	71.90%	$4,047	12.41%	11.20%	0.97%	0.76%	6.53%	0.86%	7.30%
Median		$15.99	$166.41	$0.98	$15.32	15.98	x	117.34%	14.54%	123.42%	14.61	x	$0.32	1.78%	47.87%	$1,191	11.70%	10.63%	0.81%	0.74%	6.74%	0.84%	7.22%

ALL NY Thrifts
Averages		$13.28	$898.81	$0.58	$12.03	16.96	x	134.38%	11.33%	147.56%	12.25	x	$0.43	3.28%	45.59%	$9,348	11.42%	10.35%	1.07%	0.71%	6.91%	0.55%	4.84%
Medians		$16.12	$322.30	$0.51	$15.96	13.48	x	119.82%	9.87%	122.57%	12.26	x	$0.42	3.59%	48.54%	$1,474	9.77%	8.93%	1.07%	0.85%	8.06%	0.68%	5.51%

Comparable Group
Averages		$18.16	$135.66	$1.04	$16.06	21.59	x	113.41%	13.44%	123.56%	17.57	x	$0.33	1.82%	49.34%	$1,027	12.35%	11.50%	1.14%	0.61%	5.16%	0.72%	6.16%
Medians		$17.75	$118.85	$0.91	$14.90	23.25	x	112.70%	13.13%	119.38%	17.45	x	$0.23	1.63%	51.82%	$910	11.66%	11.20%	1.12%	0.59%	5.24%	0.72%	6.17%

Comparable Group
ESBK Elmira Savings Bank	NY	$20.27	$70.93	$1.65	$16.42	15.47	x	123.44%	12.43%	157.13%	12.26	x	$0.92	4.54%	70.23%	$571	10.08%	8.09%	0.81%	0.85%	8.06%	1.06%	10.10%
ESSA ESSA Bancorp, Inc.	PA	$15.99	$166.28	$1.00	$15.21	26.65	x	105.15%	9.07%	114.87%	16.02	x	$0.36	2.25%	60.00%	$1,834	9.77%	9.02%	1.07%	0.36%	3.61%	0.60%	6.01%
MSBF MSB Financial Corp.	NJ	$18.20	$97.02	$0.83	$12.70	25.63	x	143.33%	16.43%	143.33%	21.81	x	$0.00	0.00%	62.68%	$590	11.86%	11.86%	2.14%	0.69%	5.41%	0.81%	6.36%
PBBI PB Bancorp, Inc.	CT	$11.00	$79.02	$0.44	$11.06	25.58	x	99.50%	15.04%	108.39%	24.91	x	$0.28	2.55%	69.77%	$525	16.04%	14.92%	1.20%	0.59%	3.70%	0.61%	3.80%
PCSB PCSB Financial Corporation	NY	$19.12	$322.30	$0.42	$15.96	NM		119.82%	21.86%	122.57%	NM		$0.12	0.63%	20.93%	$1,474	19.66%	19.30%	0.77%	0.50%	2.51%	0.61%	3.08%
PBIP Prudential Bancorp, Inc.	PA	$17.30	$155.85	$0.98	$14.60	23.25	x	118.50%	15.15%	124.87%	17.63	x	$0.20	1.16%	94.09%	$1,029	12.78%	12.21%	1.46%	0.72%	5.08%	0.75%	5.29%
SVBI Severn Bancorp, Inc.	MD	$8.09	$102.71	$0.46	$7.41	21.29	x	109.22%	12.52%	110.52%	17.45	x	$0.12	1.48%	23.68%	$821	11.46%	11.34%	2.32%	0.59%	5.41%	0.82%	7.57%
SIFI SI Financial Group, Inc.	CT	$13.46	$157.74	$0.55	$14.13	24.47	x	95.26%	9.82%	105.46%	NM		$0.24	1.78%	43.64%	$1,607	10.58%	9.65%	1.17%	0.41%	3.83%	0.41%	3.83%
STND Standard AVB Financial Corp.	PA	$29.20	$134.98	$1.79	$28.16	16.31	x	103.68%	13.74%	132.31%	NM		$0.88	3.03%	37.04%	$983	13.77%	11.06%	0.33%	0.86%	6.33%	0.86%	6.33%
WEBK Wellesley Bancorp, Inc.	MA	$29.00	$69.78	$2.24	$24.96	15.68	x	116.19%	8.34%	116.19%	12.95	x	$0.22	0.76%	11.35%	$837	7.53%	7.53%	0.15%	0.57%	7.61%	0.69%	9.22%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:	S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2018 by RP® Financial, LC.

Board of Trustees

Board of Directors

October 26, 2018

Table 7

MHC Market Pricing Versus Peer Group

Rhinebeck Bancorp, Inc.

As of October 26, 2018

		Market		Per Share Data
		Capitalization		Core	Book								Dividends(3)			Financial Characteristics(5)								Offering
		Price/	Market	12 Month	Value/	Pricing Ratios(2)							Amount/		Payout	Total	Equity/	Tang. Eq./	NPAs/	Reported		Core		Size
		Share	Value	EPS(1)	Share	P/E		P/B	P/A	P/TB	P/Core		Share	Yield	Ratio(4)	Assets	Assets	Assets	Assets	ROAA	ROAE	ROAA	ROAE	($Mil)
		($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)		($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Rhinebeck Bancorp, Inc.	NY
Super Maximum		$10.00	$111.33	$0.22	$8.71	57.98	x	114.81%	12.95%	116.96%	45.42	x	$0.00	0.00%	0.00%	$860	11.28%	11.10%	1.20%	0.22%	1.98%	0.29%	2.53%	$47.87
Maximum		$10.00	$96.81	$0.25	$9.45	50.50	x	105.82%	11.33%	107.76%	39.55	x	$0.00	0.00%	0.00%	$854	10.71%	10.54%	1.21%	0.22%	2.09%	0.29%	2.67%	$41.63
Midpoint		$10.00	$84.18	$0.29	$10.31	43.98	x	96.99%	9.91%	98.91%	34.43	x	$0.00	0.00%	0.00%	$850	10.22%	10.04%	1.22%	0.23%	2.20%	0.29%	2.82%	$36.20
Minimum		$10.00	$71.56	$0.34	$11.47	37.44	x	87.18%	8.47%	88.97%	29.30	x	$0.00	0.00%	0.00%	$845	9.72%	9.54%	1.22%	0.23%	2.33%	0.29%	2.97%	$30.77

All Non-MHC Public Companies(6)
Averages		$21.75	$536.45	$1.43	$16.97	18.00	x	122.69%	14.56%	136.47%	16.11	x	$0.40	2.11%	71.90%	$4,047	12.41%	11.20%	0.97%	0.76%	6.53%	0.86%	7.30%
Median		$15.99	$166.41	$0.98	$15.32	15.98	x	117.34%	14.54%	123.42%	14.61	x	$0.32	1.78%	47.87%	$1,191	11.70%	10.63%	0.81%	0.74%	6.74%	0.84%	7.22%

ALL NY Thrifts
Averages		$13.28	$898.81	$0.58	$12.03	16.96	x	134.38%	11.33%	147.56%	12.25	x	$0.43	3.28%	45.59%	$9,348	11.42%	10.35%	1.07%	0.71%	6.91%	0.55%	4.84%
Medians		$16.12	$322.30	$0.51	$15.96	13.48	x	119.82%	9.87%	122.57%	12.26	x	$0.42	3.59%	48.54%	$1,474	9.77%	8.93%	1.07%	0.85%	8.06%	0.68%	5.51%

Comparable Group
Averages		$18.16	$135.66	$1.04	$16.06	21.59	x	113.41%	13.44%	123.56%	17.57	x	$0.33	1.82%	49.34%	$1,027	12.35%	11.50%	1.14%	0.61%	5.16%	0.72%	6.16%
Medians		$17.75	$118.85	$0.91	$14.90	23.25	x	112.70%	13.13%	119.38%	17.45	x	$0.23	1.63%	51.82%	$910	11.66%	11.20%	1.12%	0.59%	5.24%	0.72%	6.17%

Comparable Group
ESBK Elmira Savings Bank	NY	$20.27	$70.93	$1.65	$16.42	15.47	x	123.44%	12.43%	157.13%	12.26	x	$0.92	4.54%	70.23%	$571	10.08%	8.09%	0.81%	0.85%	8.06%	1.06%	10.10%
ESSA ESSA Bancorp, Inc.	PA	$15.99	$166.28	$1.00	$15.21	26.65	x	105.15%	9.07%	114.87%	16.02	x	$0.36	2.25%	60.00%	$1,834	9.77%	9.02%	1.07%	0.36%	3.61%	0.60%	6.01%
MSBF MSB Financial Corp.	NJ	$18.20	$97.02	$0.83	$12.70	25.63	x	143.33%	16.43%	143.33%	21.81	x	$0.00	0.00%	62.68%	$590	11.86%	11.86%	2.14%	0.69%	5.41%	0.81%	6.36%
PBBI PB Bancorp, Inc.	CT	$11.00	$79.02	$0.44	$11.06	25.58	x	99.50%	15.04%	108.39%	24.91	x	$0.28	2.55%	69.77%	$525	16.04%	14.92%	1.20%	0.59%	3.70%	0.61%	3.80%
PCSB PCSB Financial Corporation	NY	$19.12	$322.30	$0.42	$15.96	NM		119.82%	21.86%	122.57%	NM		$0.12	0.63%	20.93%	$1,474	19.66%	19.30%	0.77%	0.50%	2.51%	0.61%	3.08%
PBIP Prudential Bancorp, Inc.	PA	$17.30	$155.85	$0.98	$14.60	23.25	x	118.50%	15.15%	124.87%	17.63	x	$0.20	1.16%	94.09%	$1,029	12.78%	12.21%	1.46%	0.72%	5.08%	0.75%	5.29%
SVBI Severn Bancorp, Inc.	MD	$8.09	$102.71	$0.46	$7.41	21.29	x	109.22%	12.52%	110.52%	17.45	x	$0.12	1.48%	23.68%	$821	11.46%	11.34%	2.32%	0.59%	5.41%	0.82%	7.57%
SIFI SI Financial Group, Inc.	CT	$13.46	$157.74	$0.55	$14.13	24.47	x	95.26%	9.82%	105.46%	NM		$0.24	1.78%	43.64%	$1,607	10.58%	9.65%	1.17%	0.41%	3.83%	0.41%	3.83%
STND Standard AVB Financial Corp.	PA	$29.20	$134.98	$1.79	$28.16	16.31	x	103.68%	13.74%	132.31%	NM		$0.88	3.03%	37.04%	$983	13.77%	11.06%	0.33%	0.86%	6.33%	0.86%	6.33%
WEBK Wellesley Bancorp, Inc.	MA	$29.00	$69.78	$2.24	$24.96	15.68	x	116.19%	8.34%	116.19%	12.95	x	$0.22	0.76%	11.35%	$837	7.53%	7.53%	0.15%	0.57%	7.61%	0.69%	9.22%

(1)	Core income, on a diluted per-share basis. Core income is net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of securities, amortization of intangibles, goodwill and nonrecurring items.
(2)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings. P/E and P/Core =NM if the ratio is negative or above 35x.
(3)	Indicated 12 month dividend, based on last quarterly dividend declared.
(4)	Indicated 12 month dividend as a percent of trailing 12 month earnings.
(5)	ROAA (return on average assets) and ROAE (return on average equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.
(6)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:	S&P Global Market Intelligence and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2018 by RP® Financial, LC.

Board of Trustees

Board of Directors

October 26, 2018

on a P/TB basis (versus discounts of 44.08% and 47.87% from the Peer Group’s average P/B and P/TB ratios as indicated in the Original Appraisal). In comparison to the median P/B and P/TB ratios indicated for the Peer Group of 112.70% and 119.38%, respectively, Rhinebeck Bancorp’s updated ratios (fully-converted basis) reflected discounts of 41.47% and 44.01% at the $84.2 million updated midpoint value (versus discounts of 43.87% and 47.21% from the Peer Group’s median P/B and P/TB ratios as indicated in the Original Appraisal). At the top of the super range, the Company’s updated P/B and P/TB ratios (fully-converted basis) equaled 73.96% and 74.85%, respectively. In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 34.78% and 39.42%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected discounts of 34.37% and 37.30%, respectively. RP Financial considered the discounts under the P/B approach to be reasonable, given the nature of the calculation of the P/B ratio which mathematically results in a ratio discounted to book value. The discounts reflected under the P/B approach were also supported by the premiums reflected in the Company’s P/E multiples.

On an MHC reported basis, the Company’s P/B and P/TB ratios at the $84.2 million updated midpoint value equaled 96.99% and 98.91%, respectively. In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 113.41% and 123.56%, respectively, Rhinebeck Bancorp’s updated ratios reflected discounts of 14.48% on a P/B basis and 19.95% on a P/TB basis (versus discounts of 16.33% and 24.73% from the Peer Group’s average P/B and P/TB ratios as indicated in the Original Appraisal). In comparison to the median P/B and P/TB ratios indicated for the Peer Group of 112.70% and 119.38%, respectively, Rhinebeck Bancorp’s updated ratios (MHC basis) reflected discounts of 13.94% and 17.15% at the $84.2 million updated midpoint value (versus discounts of 16.00% and 20.54% from the Peer Group’s median P/B and P/TB ratios as indicated in the Original Appraisal). At the top of the super range, the Company’s P/B and P/TB ratios (MHC basis) equaled 114.81% and 116.96%, respectively. In comparison to the Peer Group’s average P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected a premium of 1.23% and a discount of 5.34%, respectively. In comparison to the Peer Group’s median P/B and P/TB ratios, the Company’s P/B and P/TB ratios at the top of the super range reflected a premium of 1.87% and a discount of 2.03%, respectively.

3.       P/A Approach. P/A ratios are generally not as a reliable indicator of market value, as investors do not place significant weight on total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings, which have received greater weight in our valuation analysis. At the $84.2 million updated midpoint value Rhinebeck Bancorp’s pro forma P/A ratio (fully-converted basis) equaled 9.46%. In comparison to the Peer Group's average P/A ratio of 13.44%, Rhinebeck Bancorp’s P/A ratio indicated a discount of 29.61% (versus a discount of 31.47% at the midpoint valuation in the Original Appraisal). In comparison to the Peer Group’s median P/A ratio of 13.13%, Rhinebeck Bancorp’s P/A ratio (fully-converted basis) at the $84.2 million updated midpoint value indicated a discount of 27.95% (versus a discount of 30.36% at the midpoint valuation in the Original Appraisal).

On an MHC reported basis, Rhinebeck Bancorp’s pro forma P/A ratio at the $84.2 million updated midpoint value equaled 9.91%. In comparison to the Peer Group's average P/A ratio of 13.44%, Rhinebeck Bancorp’s P/A ratio indicated a discount of 26.26% (versus a discount of 27.82% at the midpoint valuation in the Original Appraisal). In comparison to the Peer Group’s median P/A ratio of 13.13%, Rhinebeck Bancorp’s P/A ratio (MHC basis) at the $84.2 million updated midpoint value indicated a discount of 24.52% (versus a discount of 26.65% at the midpoint valuation in the Original Appraisal).

Board of Trustees

Board of Directors

October 26, 2018

Comparison to Publicly-Traded MHCs

As indicated in Original Appraisal, we believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies. These factors include: (1) lower aftermarket liquidity in the MHC shares since less than 50% of the shares are available for trading; (2) no opportunity for public shareholders to exercise voting control; (3) the potential pro forma impact of second-step conversions on the pricing of MHC institutions; and (4) the regulatory policies regarding the accounting for net assets held by the MHC in a second-step conversion and, thereby, lessening the attractiveness of paying cash dividends. The above characteristics of MHC shares have provided MHC stocks with different trading characteristics versus fully-converted companies. To account for the unique trading characteristics of MHC shares, RP Financial has placed the financial data and pricing ratios of the publicly-traded MHCs on a fully-converted basis to make them comparable for valuation purposes. Using the per share and pricing information of the publicly-traded MHCs on a fully-converted basis accomplishes a number of objectives. First, such figures eliminate distortions that result when trying to compare institutions that have different public ownership interests outstanding. Secondly, such an analysis provides ratios that are comparable to the pricing information of fully-converted public companies and are directly applicable to determining the pro forma market value range of the 100% ownership interest in Rhinebeck Bancorp as an MHC. This technique is validated by the investment community's evaluation of MHC pricing, which also incorporates the pro forma impact of a second-step conversion based on the current market price.

To calculate the fully-converted pricing information for MHCs, the reported financial information for the public MHCs incorporate the following assumptions: (1) all shares owned by the MHC are assumed to be sold at the current trading price in a second step-conversion; (2) the gross proceeds from such a sale are adjusted to reflect reasonable offering expenses and standard stock based benefit plan parameters that would be factored into a second-step conversion of an MHC institution; and (3) net proceeds are assumed to be reinvested at market rates on a tax effected basis. Book value per share and earnings per share figures for the public MHCs were adjusted by the impact of the assumed second step-conversion, resulting in an estimation of book value per share and earnings per share figures on a fully-converted basis. Table 8 on the following page shows the calculation of per share financial data (fully-converted basis) for each of the ten publicly-traded MHC institutions.

The table below shows an updated comparative pricing analysis of the publicly-traded MHCs on a fully-converted basis versus the Company’s Peer Group, based on closing stock prices as of October 26, 2018. In comparison to the Peer Group’s P/TB ratio, the P/TB ratio of the publicly-traded MHCs reflected a discount of 27.72%. In comparison to the Peer Group’s P/E multiple, the P/E multiple of the publicly-traded MHCs reflected a premium of 85.5%. Detailed pricing characteristics of the fully-converted MHCs is shown in Table 9.

Board of Trustees

Board of Directors

October 26, 2018

Table 8

Calculation of Implied Per Share Data - Incorporating MHC Second Step Conversion

Publicly Traded MHC Institutions

								Per Share					Net	Net	Pro Forma
					Current Ownership			TTM NI	Tang.		Share	Gross	Capital	Income	Net Inc./	Bk Value/	Tang. Bk.	Assets/
Ticker	Name	City	State	Exhange	Public	MHC Shares	Total Shares	Reported	Bk Value	Assets	Price	Proceeds(1)	Increase(2)	Increase(3)	Share	Share	Value/Share	Share

CLBK	Columbia Financial, Inc. (MHC)	Fair Lawn	NJ	NASDAQ	53,309,020	62,580,155	115,889,175	$0.10	$8.12	$56.67	$15.27	$955,598,967	$821,815,111	$8,892,804	$0.18	$15.26	$15.21	$63.76
CFBI	Community First Bancshares, Inc. (MHC)	Covington	GA	NASDAQ	3,467,595	4,070,655	7,538,250	$0.03	$10.12	$38.86	$10.70	$43,556,009	$37,458,167	$405,332	$0.08	$15.09	$15.09	$43.83
FFBW	FFBW, Inc. (MHC)	Brookfield	WI	NASDAQ	2,975,625	3,636,875	6,612,500	$0.06	$8.99	$40.58	$11.05	$40,187,469	$34,561,223	$373,985	$0.12	$14.23	$14.21	$45.81
GCBC	Greene County Bancorp, Inc. (MHC)	Catskill	NY	NASDAQ	3,928,550	4,609,264	8,537,814	$1.79	$11.67	$139.13	$32.32	$148,971,412	$128,115,415	$1,386,328	$1.96	$26.68	$26.68	$154.14
HONE	HarborOne Bancorp, Inc. (MHC)	Brockton	MA	NASDAQ	15,304,485	17,281,034	32,585,519	$0.40	$10.42	$87.55	$18.07	$312,268,284	$268,550,725	$2,905,969	$0.48	$19.09	$18.66	$95.79
KFFB	Kentucky First Federal Bancorp (MHC)	Frankfort	KY	NASDAQ	3,716,577	4,727,938	8,444,515	$0.16	$6.24	$37.70	$7.85	$37,114,313	$31,918,309	$345,386	$0.20	$11.74	$10.02	$41.48
LSBK	Lake Shore Bancorp, Inc. (MHC)	Dunkirk	NY	NASDAQ	2,409,944	3,636,875	6,046,819	$0.59	$13.03	$90.32	$15.70	$57,098,938	$49,105,086	$531,363	$0.68	$21.15	$21.15	$98.44
MGYR	Magyar Bancorp, Inc. (MHC)	New Brunswick	NJ	NASDAQ	2,620,296	3,200,450	5,820,746	$0.31	$8.69	$105.85	$12.51	$40,021,627	$34,418,599	$372,441	$0.38	$14.60	$14.60	$111.77
OFED	Oconee Federal Financial Corp. (MHC)	Seneca	SC	NASDAQ	1,610,174	4,164,415	5,774,589	$0.53	$14.18	$84.50	$24.66	$102,694,474	$88,317,248	$955,675	$0.69	$29.99	$29.47	$99.80
PDLB	PDL Community Bancorp (MHC)	Bronx	NY	NASDAQ	8,917,641	9,545,387	18,463,028	$(0.24)	$9.02	$52.47	$13.45	$128,385,455	$110,411,491	$1,194,755	$(0.18)	$15.00	$15.00	$58.45
PVBC	Provident Bancorp, Inc. (MHC)	Amesbury	MA	NASDAQ	4,595,183	5,034,323	9,629,506	$0.85	$12.68	$95.04	$24.75	$124,599,494	$107,155,565	$1,159,523	$0.98	$23.81	$23.81	$106.17
TFSL	TFS Financial Corporation (MHC)	Cleveland	OH	NASDAQ	53,330,930	227,119,132	280,450,062	$0.31	$6.19	$49.69	$14.61	$3,318,210,519	$2,853,661,046	$30,879,267	$0.42	$16.40	$16.36	$59.87

(1)	Gross proceeds calculated as stock price multiplied by the number of shares owned by the MHC (i.e. non-public shares).
(2)	Net increase in capital reflects gross proceeds less offering expenses, contra-equity account for leveraged ESOP and Restricted Stock Plan. For MHC's with assets at the MHC level, the net increase in capital also includes consolidation of MHC assets with the capital of the institution concurrent with hypothetical second step.

Offering Expense Percent:	2.00%
ESOP Percent Purchase:	8.00%
RRP Percent Purchase:	4.00%

(3)	Net increase in earnings reflects after-tax reinvestment income (assumes ESOP and RRP do not generate reinvestment income), less after-tax ESOP amortization and RRP vesting.

After-Tax Reinvestment Rate:	3.50%
ESOP Loan Term (Yrs.):	10
Recognition Plan Vesting (Yrs.):	5
Effective Tax Rate:	34.00%

Source: S&P Global Market Intelligence and RP Financial, LC. calculations.

Board of Trustees

Board of Directors

October 26, 2018

Table 9

MHC Institutions Implied Pricing Ratios, Full Conversion Basis

Financial Data as of the Most Recent Quarter or Twelve Month Period Available

Prices as of October 26, 2018

																Key Financial Data(2)
							Per Share Data		Pricing Ratios(2)				Dividends					LTM
					Stock	Mkt	LTM	Tang.	P/E	Price/	Price/	Price/	Ann Div	Div.	Div Pay	Total	Tang.	Reported
Ticker	Company Name	City	State	Exchange	Price(1)	Value	EPS	BV/Sh	LTM	Book	TBk	Assts	Rate	Yield	Ratio	Assets	E/A	ROAA	ROAE
					($)	($M)	($)	($)	(x)	(%)	(%)	(%)	($)	(%)	(%)	($000)	(%)	(%)	(%)

Publicly Traded MHCs, Full Conversion Basis - Averages					16.74	645.7	0.50	18.36	40.06	88.01	89.31	21.15	0.00	0.00	0.00	2,793,710	24.15	0.50	2.30
Publicly Traded MHCs, Full Conversion Basis - Medians					14.94	190.4	0.40	15.79	35.25	87.38	87.47	23.16	0.00	0.00	0.00	836,445	24.01	0.49	2.42

Publicly Traded MHCs, Full Conversion Basis
CLBK	Columbia Financial, Inc. (MHC)	Fair Lawn	NJ	NASDAQ	15.27	1,769.6	0.18	15.21	86.58	100.04	100.37	23.95	0.00	0.00	0.0	7,389,668	23.86	0.28	1.16
CFBI	Community First Bancshares, Inc. (MHC)	Covington	GA	NASDAQ	10.70	80.7	0.08	15.09	131.51	70.91	70.91	24.41	0.00	0.00	0.0	330,389	34.43	0.19	0.54
FFBW	FFBW, Inc. (MHC)	Brookfield	WI	NASDAQ	11.05	73.1	0.12	14.21	93.44	77.67	77.75	24.12	0.00	0.00	0.0	302,910	31.03	0.26	0.83
GCBC	Greene County Bancorp, Inc. (MHC)	Catskill	NY	NASDAQ	32.32	275.9	1.96	26.68	16.52	121.16	121.16	20.97	0.00	0.00	0.0	1,315,988	17.31	1.27	7.33
HONE	HarborOne Bancorp, Inc. (MHC)	Brockton	MA	NASDAQ	18.07	588.8	0.48	18.66	37.31	94.68	96.82	18.86	0.00	0.00	0.0	3,121,351	19.48	0.51	2.54
KFFB	Kentucky First Federal Bancorp (MHC)	Frankfort	KY	NASDAQ	7.85	66.3	0.20	10.02	39.73	66.88	78.34	18.92	0.00	0.00	0.0	350,312	24.15	0.48	1.68
LSBK	Lake Shore Bancorp, Inc. (MHC)	Dunkirk	NY	NASDAQ	15.70	94.9	0.68	21.15	23.09	74.22	74.22	15.95	0.00	0.00	0.0	595,258	21.49	0.69	3.21
MGYR	Magyar Bancorp, Inc. (MHC)	New Brunswick	NJ	NASDAQ	12.51	72.8	0.38	14.60	33.32	85.66	85.66	11.19	0.00	0.00	0.0	650,563	13.06	0.34	2.57
OFED	Oconee Federal Financial Corp. (MHC)	Seneca	SC	NASDAQ	24.66	142.4	0.69	29.47	35.68	82.23	83.68	24.71	0.00	0.00	0.0	576,276	29.53	0.69	2.30
PDLB	PDL Community Bancorp (MHC)	Bronx	NY	NASDAQ	13.45	248.3	-0.18	15.00	-76.66	89.65	89.65	23.01	0.00	0.00	0.0	1,079,224	25.67	-0.30	-1.17
PVBC	Provident Bancorp, Inc. (MHC)	Amesbury	MA	NASDAQ	24.75	238.3	0.98	23.81	25.38	103.94	103.94	23.31	0.00	0.00	0.0	1,022,327	22.43	0.92	4.10
TFSL	TFS Financial Corporation (MHC)	Cleveland	OH	NASDAQ	14.61	4,097.4	0.42	16.36	34.81	89.09	89.28	24.40	0.00	0.00	0.0	16,790,254	27.33	0.70	2.56

Source: S&P Global Market Intelligence and RP Financial, LC. calculations.

Board of Trustees

Board of Directors

October 26, 2018

	Publicly-Traded
	MHCs		Peer Group

Pricing Ratios (Averages)(1)
Price/earnings (x)	40.06	x	21.59	x
Price/tangible book (%)	89.31%		123.56%
Price/assets (%)	21.15		13.44

(1) Based on stock market prices as of October 26, 2018.

In comparison to the publicly-traded MHCs, the Company’s pro forma P/TB ratio (fully-converted basis) of 66.84% at the $84.2 million updated midpoint value reflected a discount of 25.16%. At the top of the super range, the Company’s P/TB ratio (fully-converted basis) of 74.85% reflected a discount of 16.19%. In comparison to the publicly-traded MHCs, the Company’s pro forma P/E multiple (fully-converted basis) of 39.72 times at the $84.2 million updated midpoint value reflected a discount of 0.85%. At the top of the super range, the Company’s P/E multiple (fully-converted basis) of 51.01 times reflected a premium of 27.33%.

It should be noted that in a comparison of the publicly-traded MHCs to Rhinebeck Bancorp, the publicly-traded MHCs maintain certain inherit characteristics in support of increasing the attractiveness of their stocks relative to Rhinebeck Bancorp’s stock as an MHC that will just be completing an IPO: (1) the seasoned publicly-traded MHCs are viewed as potential candidates to complete a second-step offering; and (2) some of the publicly-traded MHCs have been grandfathered to waive dividend payments to the MHC pursuant to receiving an annual majority vote by the depositors to approve the waiver of dividends.

Comparison to Recent MHC Offerings

In addition to the fundamental analysis applied to the Peer Group, RP Financial utilized a technical analysis of recent conversion offerings. As indicated in the Original Appraisal, the pricing characteristics of recent conversion offerings are not the primary determinate of value. Consistent with the Original Appraisal, particular focus was placed on the P/TB approach in this analysis since the P/E multiples do not reflect the actual impact of reinvestment and the source of the conversion funds (i.e., external funds versus deposit withdrawals).

As discussed previously, the most recent first-step offering was completed by Columbia Financial in April 2018, which was a significantly larger offering compared to Rhinebeck Bancorp’s first-step offering. In comparison to Columbia Financial’s closing fully-converted forma P/TB ratio of 80.50%, the Company’s P/TB ratio of 66.84% at the midpoint value reflects an implied discount of 16.97%. At the top of the super range, the Company’s P/TB ratio of 74.85% reflects an implied discount of 7.02% relative to Columbia Financial’s closing pro forma P/TB ratio. In comparison to SSB Bancorp’s closing fully-converted pro forma P/TB ratio of 72.90%, which was a smaller first-step offering completed in January 2018, the Company’s P/TB ratio of 66.84% at the midpoint value reflects an implied discount of 8.31%. At the top of the super range, the Company’s P/TB ratio of 74.85% reflects an implied premium of 2.67% relative to SSB Bancorp’s closing pro forma P/TB ratio.

Board of Trustees

Board of Directors

October 26, 2018

Valuation Conclusion

We have concluded that the Company’s estimated pro forma market value should be decreased since the date of the Original Appraisal. Accordingly, it is our opinion that, as of October 26, 2018, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, both shares issued publicly as well as to the MHC, equaled $84,183,670 at the midpoint, equal to 8,418,367 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15% offering range indicates a minimum value of $71,556,120 and a maximum value of $96,811,220. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 7,155,612 at the minimum and 9,681,122 at the maximum. In the event the appraised value is subject to an increase, the aggregate pro forma market value may be increased up to a super maximum value of $111,332,900 without a resolicitation. Based on the $10.00 per share offering price, the super maximum value would result in total shares outstanding of 11,133,290. The Board of Directors has established a public offering range such that the public ownership of the Company will constitute a 43.0% ownership interest prior to the issuance of shares to the Foundation. Accordingly, the offering to the public of the minority stock will equal $30,769,130 at the minimum, $36,198,980 at the midpoint, $41,628,830 at the maximum and $47,873,150 at the super maximum of the valuation range. Based on the public offering range and inclusive of the shares issued to the Foundation, equal to 2.0% of the shares issued in the stock issuance, the public ownership of shares will represent 45.0% of the shares issued throughout the valuation range. The pro forma valuation calculations relative to the Peer Group (fully-converted basis) are shown in Table 6 and are detailed in Exhibit 2 and Exhibit 3; the pro forma valuation calculations relative to the Peer Group based on reported financials are shown in Table 7 and are detailed in Exhibits 4 and 5.

Respectfully submitted,

RP® FINANCIAL, LC.

Ronald S. Riggins
President and Managing Director

Gregory E. Dunn
Director

EXHIBITS

LIST OF EXHIBITS

Exhibit
Number	Description

1	Stock Prices: As of October 26, 2018

2	Pro Forma Analysis Sheet – Fully Converted Basis

3	Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

4	Pro Forma Analysis Sheet – Minority Stock Offering

5	Pro Forma Effect of Conversion Proceed – Minority Stock Offering

6	Firm Qualifications Statement

EXHIBIT 1

Stock Prices
As of October 26, 2018

RP® Financial, LC.

Exhibit I-A

Weekly Thrift Market Line - Part One

Prices As of October 26, 2018

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
AX	Axos Financial, Inc.	CA	28.22	62,832	1,773.1	45.18	24.20	32.84	-14.07	8.16	-5.62	2.45	2.51	15.84	14.77	155.84
BCTF	Bancorp 34, Inc.	NM	14.81	3,228	47.8	17.25	14.02	15.64	-5.31	4.59	0.41	0.30	0.70	13.51	13.45	117.03
BYFC	Broadway Financial Corporation	CA	1.16	26,751	31.0	2.60	1.02	1.22	-4.92	-53.23	-50.85	0.01	0.02	1.73	1.73	15.40
BLMT	BSB Bancorp, Inc.	MA	28.30	9,386	265.6	36.50	27.55	31.16	-9.18	-8.41	-3.25	2.18	NA	20.29	20.29	316.64
CFFN	Capitol Federal Financial, Inc.	KS	12.26	137,538	1,686.2	15.04	11.80	12.33	-0.57	-18.16	-8.58	0.73	0.68	9.85	NA	68.70
CARV	Carver Bancorp, Inc.	NY	4.07	3,699	15.1	11.94	2.01	4.35	-6.44	80.89	39.95	0.12	-0.73	1.48	1.48	172.49
CBMB	CBM Bancorp, Inc.	MD	12.12	4,232	51.3	NA	NA	12.37	-2.02	NA	NA	NA	NA	NA	NA	43.52
DCOM	Dime Community Bancshares, Inc.	NY	16.12	36,612	590.2	22.65	15.48	16.69	-3.42	-26.22	-23.05	1.45	1.32	16.49	14.97	171.92
EFBI	Eagle Financial Bancorp, Inc.	OH	15.57	1,490	23.2	19.50	15.50	15.67	-0.64	-5.98	-3.71	NA	NA	17.11	17.11	89.59
ESBK	Elmira Savings Bank	NY	20.27	3,499	70.9	21.00	18.90	20.30	-0.15	-1.84	-0.88	1.31	1.65	16.42	12.90	163.11
ESSA	ESSA Bancorp, Inc.	PA	15.99	10,399	166.3	16.80	14.16	16.25	-1.60	1.14	2.04	0.60	1.00	15.21	13.92	176.35
FCAP	First Capital, Inc.	IN	42.39	3,356	142.3	47.42	35.07	40.65	4.28	15.35	15.38	2.51	2.62	NA	NA	235.55
FDEF	First Defiance Financial Corp.	OH	26.29	20,401	536.3	35.00	25.14	26.83	-2.01	-4.28	1.17	2.13	2.08	19.29	14.23	151.86
FNWB	First Northwest Bancorp	WA	14.12	10,610	149.8	18.35	13.56	14.59	-3.22	-16.20	-13.37	0.47	0.56	15.18	15.18	116.66
FBC	Flagstar Bancorp, Inc.	MI	29.33	57,625	1,690.2	40.06	28.18	30.72	-4.52	-22.04	-21.62	1.49	NA	26.34	25.13	324.46
FSBW	FS Bancorp, Inc.	WA	45.00	3,698	166.4	66.40	43.00	47.81	-5.88	-15.59	-17.54	4.33	4.35	35.82	34.91	322.15
FSBC	FSB Bancorp, Inc.	NY	16.75	1,907	31.9	18.50	16.01	17.35	-3.46	1.82	-1.47	0.07	0.20	16.12	16.12	169.73
HIFS	Hingham Institution for Savings	MA	203.80	2,133	434.7	242.00	191.45	208.25	-2.14	2.26	-1.55	14.83	14.46	98.35	98.35	1111.41
HMNF	HMN Financial, Inc.	MN	20.65	4,824	99.6	21.90	18.05	20.80	-0.72	12.84	8.12	1.32	NA	17.35	17.12	152.87
HFBL	Home Federal Bancorp, Inc. of Louisiana	LA	31.41	1,788	56.2	37.30	26.33	32.65	-3.80	19.29	12.18	1.97	2.31	25.32	25.32	239.58
HVBC	HV Bancorp, Inc.	PA	15.07	2,259	34.0	18.50	13.75	15.54	-3.01	0.73	-0.92	0.38	0.49	13.60	13.60	131.80
IROQ	IF Bancorp, Inc.	IL	21.66	3,621	78.4	25.04	19.21	22.85	-5.21	12.05	10.17	0.47	0.82	21.10	21.10	176.44
ISBC	Investors Bancorp, Inc.	NJ	10.89	280,163	3,051.0	14.69	10.27	11.25	-3.20	-20.80	-21.54	0.57	0.78	10.39	NA	91.08
KRNY	Kearny Financial Corp.	NJ	12.96	94,882	1,229.7	15.50	12.75	13.16	-1.52	-16.12	-10.31	0.24	0.35	12.74	10.56	69.35
MELR	Melrose Bancorp, Inc.	MA	19.60	2,375	46.5	20.50	17.60	19.50	0.51	3.29	-2.00	0.72	0.56	17.21	17.21	134.81
EBSB	Meridian Bancorp, Inc.	MA	15.54	51,768	804.5	21.85	15.25	15.68	-0.89	-22.69	-24.56	1.00	1.08	12.52	12.11	111.56
CASH	Meta Financial Group, Inc.	SD	23.69	39,179	928.2	39.33	22.94	24.47	-3.19	-13.59	-23.29	1.53	2.26	15.25	10.28	106.41
MSVB	Mid-Southern Bancorp, Inc.	IN	11.90	3,571	42.5	NA	NA	12.32	-3.42	NA	NA	NA	NA	16.43	16.43	60.15
MSBF	MSB Financial Corp.	NJ	18.20	5,331	97.0	21.95	17.07	18.84	-3.40	3.59	1.96	0.71	0.83	12.70	12.70	110.75
NYCB	New York Community Bancorp, Inc.	NY	9.28	490,342	4,550.4	14.53	8.88	9.81	-5.40	-27.04	-28.73	0.86	NA	12.83	7.86	104.51
NFBK	Northfield Bancorp, Inc.	NJ	13.25	49,127	650.9	18.39	12.92	14.40	-7.99	-24.63	-22.42	0.60	0.84	13.21	12.41	87.25
NWBI	Northwest Bancshares, Inc.	PA	15.93	103,293	1,645.5	18.56	15.34	16.20	-1.67	-7.54	-4.78	0.98	0.98	12.01	8.83	92.70
ORIT	Oritani Financial Corp.	NJ	15.21	44,703	679.9	17.70	14.89	15.20	0.07	-10.79	-7.26	0.95	1.20	12.00	12.00	93.22
OTTW	Ottawa Bancorp, Inc.	IL	13.10	3,232	42.3	14.85	13.05	13.72	-4.52	-6.76	-9.28	0.30	0.57	15.56	15.30	85.93
PBBI	PB Bancorp, Inc.	CT	11.00	7,184	79.0	12.20	10.15	11.45	-3.93	4.27	2.33	0.43	0.44	11.06	10.15	73.13
PCSB	PCSB Financial Corporation	NY	19.12	16,857	322.3	22.34	18.14	19.75	-3.19	2.08	0.37	0.43	0.42	15.96	15.60	87.47
PROV	Provident Financial Holdings, Inc.	CA	16.80	7,503	126.1	19.85	16.76	17.60	-4.55	-14.72	-8.70	0.28	0.87	16.23	16.23	156.67
PFS	Provident Financial Services, Inc.	NJ	24.09	65,109	1,568.5	29.12	22.22	23.17	3.97	-12.18	-10.68	1.57	1.65	19.92	NA	149.13
PBIP	Prudential Bancorp, Inc.	PA	17.30	9,009	155.9	19.87	16.04	17.61	-1.76	-4.21	-1.70	0.74	0.98	14.60	13.85	114.21
RNDB	Randolph Bancorp, Inc.	MA	14.86	5,565	82.7	17.45	14.75	16.24	-8.50	-0.60	-3.19	-0.62	-0.31	NA	NA	105.96
RVSB	Riverview Bancorp, Inc.	WA	8.00	22,599	180.8	9.99	7.02	7.78	2.83	-7.51	-7.73	0.59	0.67	5.42	4.17	50.82
SVBI	Severn Bancorp, Inc.	MD	8.09	12,695	102.7	9.86	6.85	9.00	-10.10	16.42	11.52	0.38	0.46	7.41	7.32	64.65
SIFI	SI Financial Group, Inc.	CT	13.46	11,719	157.7	15.60	13.15	13.79	-2.39	-11.74	-8.44	0.55	NA	14.13	12.76	137.13
STXB	Spirit of Texas Bancshares, Inc.	TX	20.73	9,812	203.4	NA	NA	19.30	7.41	NA	NA	0.91	1.12	15.38	14.62	112.33
STND	Standard AVB Financial Corp.	PA	29.20	4,623	135.0	39.45	29.02	30.25	-3.49	-2.52	-2.94	1.79	NA	28.16	NA	212.54
SBT	Sterling Bancorp, Inc.	MI	9.90	53,012	524.8	NA	NA	10.70	-7.48	NA	-22.05	1.00	1.08	5.74	5.72	58.69
TBNK	Territorial Bancorp Inc.	HI	27.24	9,236	251.6	33.00	24.96	28.77	-5.32	-16.52	-11.76	1.78	2.00	24.19	24.19	219.37
TSBK	Timberland Bancorp, Inc.	WA	28.02	7,350	205.9	39.45	25.50	29.43	-4.79	-10.39	5.54	2.12	2.19	16.35	15.58	136.92
TBK	Triumph Bancorp, Inc.	TX	33.92	26,280	891.4	44.70	28.46	35.60	-4.72	4.21	7.68	1.66	2.23	23.10	15.42	172.65
TRST	TrustCo Bank Corp NY	NY	7.36	96,586	710.9	9.70	7.27	7.65	-3.79	-20.86	-20.00	0.55	0.60	4.94	4.93	50.58
UBNK	United Financial Bancorp, Inc.	CT	15.31	50,604	774.7	19.35	15.10	15.73	-2.67	-17.06	-13.21	1.13	1.19	13.88	11.56	142.43
WSBF	Waterstone Financial, Inc.	WI	16.63	27,653	459.9	20.05	16.25	16.54	0.54	-15.80	-2.46	1.01	1.10	13.93	NA	69.41
WCFB	WCF Bancorp, Inc.	IA	8.95	2,418	21.6	10.24	8.75	9.10	-1.65	-4.89	-5.79	0.03	0.02	10.86	NA	52.12
WEBK	Wellesley Bancorp, Inc.	MA	29.00	2,406	69.8	34.50	26.05	33.80	-14.20	7.41	-2.36	1.85	2.24	24.96	24.96	347.82
WNEB	Western New England Bancorp, Inc.	MA	10.15	28,956	293.9	11.25	9.80	10.11	0.40	-4.69	-6.88	0.43	0.55	8.19	7.64	74.27
WSFS	WSFS Financial Corporation	DE	41.60	31,852	1,325.0	57.70	40.04	43.55	-4.48	-18.03	-13.06	2.94	3.24	25.08	NA	224.78
WVFC	WVS Financial Corp.	PA	14.10	1,788	25.2	18.05	12.40	15.92	-11.43	-10.19	-8.96	1.30	NA	17.64	17.64	195.67

MHCs
CLBK	Columbia Financial, Inc. (MHC)	NJ	15.27	115,889	1,769.6	NA	NA	15.55	-1.80	NA	NA	NA	NA	8.17	8.12	56.67
CFBI	Community First Bancshares, Inc. (MHC)	GA	10.70	7,538	80.7	13.29	10.53	11.84	-9.63	-19.05	-7.20	0.04	0.18	10.12	10.12	38.86
FFBW	FFBW, Inc. (MHC)	WI	11.05	6,366	70.3	11.79	10.30	11.25	-1.78	-0.09	0.27	NA	NA	9.00	8.99	42.15
GCBC	Greene County Bancorp, Inc. (MHC)	NY	32.32	8,538	275.9	38.00	28.66	31.00	4.26	4.76	-0.86	1.79	NA	11.67	11.67	139.13
HONE	HarborOne Bancorp, Inc. (MHC)	MA	18.07	31,584	570.7	20.19	17.25	18.40	-1.79	-7.05	-5.69	0.41	0.43	10.84	10.42	90.32
KFFB	Kentucky First Federal Bancorp (MHC)	KY	7.85	8,367	65.7	9.78	7.40	7.85	0.00	-18.65	-12.29	0.16	0.09	7.96	6.24	38.05
LSBK	Lake Shore Bancorp, Inc. (MHC)	NY	15.70	5,917	92.9	18.00	15.50	15.75	-0.32	-2.48	-8.45	0.57	NA	13.03	13.03	92.30
MGYR	Magyar Bancorp, Inc. (MHC)	NJ	12.51	5,821	72.8	13.75	12.01	13.06	-4.28	2.92	-3.81	0.31	0.35	8.69	8.69	105.85
OFED	Oconee Federal Financial Corp. (MHC)	SC	24.66	5,700	140.6	30.49	23.55	26.15	-5.70	-16.69	-14.08	0.52	0.70	14.70	14.18	85.61
PDLB	PDL Community Bancorp (MHC)	NY	13.45	17,812	239.6	16.95	13.16	13.50	-0.37	-10.27	-11.40	NA	NA	9.02	9.02	54.39
PVBC	Provident Bancorp, Inc. (MHC)	MA	24.75	9,227	228.4	30.80	21.90	26.51	-6.64	6.22	-6.43	0.89	0.86	12.68	12.68	99.19
TFSL	TFS Financial Corporation (MHC)	OH	14.61	275,467	4,024.6	16.62	14.19	14.61	0.00	-8.80	-2.21	0.30	NA	6.22	6.19	50.59

Exhibit I-A

Weekly Thrift Market Line - Part One

Prices As of October 26, 2018

			Market Capitalization			Price Change Data						Current Per Share Financials
			Price/	Shares	Market	52 Week (1)			% Change From			LTM	LTM Core	BV/	TBV/	Assets/
			Share(1)	Outstanding	Capitalization	High	Low	Last Wk	Last Wk	52 Wks (2)	MRY (2)	EPS (3)	EPS (3)	Share	Share (4)	Share
			($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Companies
Under Acquisition
ANCB	Anchor Bancorp	WA	25.35	2,436	61.7	30.05	24.00	26.55	-4.52	2.01	2.22	0.90	1.88	27.15	27.15	192.83
BNCL	Beneficial Bancorp, Inc.	PA	15.27	74,981	1,145.0	18.60	14.75	15.85	-3.66	-11.48	-7.17	0.41	0.61	NA	NA	78.26
BHBK	Blue Hills Bancorp, Inc.	MA	22.54	26,186	590.2	25.80	18.45	24.00	-6.08	9.95	12.14	0.81	0.93	14.98	14.64	106.26
PBSK	Poage Bankshares, Inc.	KY	23.56	3,324	78.3	27.75	18.04	24.37	-3.32	30.17	12.19	-0.80	-0.34	17.54	16.86	134.74

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2018 by RP® Financial, LC.

RP® Financial, LC.

Exhibit I-B

Weekly Thrift Market Line - Part Two

Prices As of October 26, 2018

		Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
		Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
		Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
AX Axos Financial, Inc.	CA	10.22	9.60	1.68	16.86	1.73	17.29	0.40	166.31	11.52	178.17	18.12	191.06	11.23	NA	NA	NM
BCTF Bancorp 34, Inc.	NM	12.17	12.13	0.28	1.93	0.66	4.58	1.48	57.27	49.37	109.62	13.35	110.09	21.27	0.00	0.00	416.67
BYFC Broadway Financial Corporation	CA	11.48	11.48	-0.03	-0.22	0.10	0.86	2.28	48.94	NM	67.24	7.72	67.24	50.42	0.00	0.00	NM
BLMT BSB Bancorp, Inc.	MA	6.66	6.66	0.74	11.01	NA	NA	NA	NA	12.98	139.45	9.29	139.45	NA	NA	NA	NM
CFFN Capitol Federal Financial, Inc.	KS	14.73	NA	0.94	7.25	0.88	6.75	NA	NA	16.79	124.42	18.32	126.37	18.04	0.34	2.77	80.82
CARV Carver Bancorp, Inc.	NY	7.93	7.93	0.75	10.26	-0.41	-5.66	2.13	39.74	33.92	274.40	2.54	274.40	NM	0.00	0.00	NM
CBMB CBM Bancorp, Inc.	MD	11.95	11.95	NA	0.96	NA	NA	0.86	154.79	NA	NA	NA	NA	NA	NA	NA	NA
DCOM Dime Community Bancshares, Inc.	NY	9.59	8.78	0.86	8.97	0.76	7.94	NA	289.10	11.12	NM	9.38	NM	12.19	0.56	3.47	28.97
EFBI Eagle Financial Bancorp, Inc.	OH	20.67	20.67	0.18	0.93	0.03	0.16	0.73	125.75	NA	90.98	18.81	90.98	NA	NA	NA	NA
ESBK Elmira Savings Bank	NY	10.08	8.09	0.85	8.06	1.06	10.10	NA	NA	15.47	123.44	12.43	157.13	12.26	0.92	4.54	70.23
ESSA ESSA Bancorp, Inc.	PA	9.77	9.02	0.36	3.61	0.60	6.01	NA	NA	26.65	105.15	10.27	114.87	16.02	0.36	2.25	60.00
FCAP First Capital, Inc.	IN	NA	NA	1.08	NA	1.12	10.73	0.81	128.19	16.89	177.19	NA	195.47	16.19	0.92	2.17	36.25
FDEF First Defiance Financial Corp.	OH	12.70	9.69	1.45	11.51	1.41	11.16	1.14	82.41	12.37	136.28	17.31	184.78	12.65	0.68	2.59	30.12
FNWB First Northwest Bancorp	WA	13.89	13.89	0.40	2.78	0.48	3.33	NA	NA	30.04	93.03	12.92	93.03	25.43	NA	NA	NM
FBC Flagstar Bancorp, Inc.	MI	8.12	7.77	0.50	5.97	NA	NA	0.45	171.79	19.68	111.34	9.04	116.72	NA	0.00	0.00	NM
FSBW FS Bancorp, Inc.	WA	11.17	10.92	1.54	13.03	1.54	13.09	NA	NA	10.39	125.62	14.04	128.91	10.35	0.56	1.24	12.24
FSBC FSB Bancorp, Inc.	NY	9.67	9.67	0.04	0.43	0.12	1.15	0.02	NM	NM	103.91	10.05	103.91	82.06	NA	NA	NM
HIFS Hingham Institution for Savings	MA	8.85	8.85	1.42	16.55	1.38	16.14	NA	NA	13.74	207.23	18.34	207.23	14.09	1.44	0.71	11.67
HMNF HMN Financial, Inc.	MN	10.85	10.72	0.87	7.55	NA	NA	NA	NA	15.64	118.99	12.91	120.62	NA	0.00	0.00	NM
HFBL Home Federal Bancorp, Inc. of Louisiana	LA	11.20	11.20	0.90	8.07	1.06	9.44	NA	NA	15.94	124.05	13.89	124.05	13.61	0.56	1.78	19.29
HVBC HV Bancorp, Inc.	PA	10.32	10.32	0.31	2.48	0.40	3.17	0.62	47.39	39.66	110.82	11.43	110.82	31.06	NA	NA	131.58
IROQ IF Bancorp, Inc.	IL	12.78	12.78	0.28	2.09	0.49	3.67	1.48	64.55	46.09	102.67	13.12	102.67	26.30	0.25	1.15	47.87
ISBC Investors Bancorp, Inc.	NJ	11.89	NA	0.65	5.27	0.85	6.88	0.49	196.27	19.11	104.81	12.47	108.46	13.88	0.44	4.04	66.67
KRNY Kearny Financial Corp.	NJ	19.28	16.53	0.37	1.81	0.54	2.65	0.32	151.86	54.00	101.77	19.62	122.79	36.88	0.16	1.23	125.00
MELR Melrose Bancorp, Inc.	MA	13.97	13.97	0.56	3.83	0.41	2.79	NA	NA	27.22	113.89	15.91	113.89	35.26	NA	NA	47.22
EBSB Meridian Bancorp, Inc.	MA	11.76	11.42	0.96	7.95	1.03	8.44	NA	NA	15.54	124.10	14.59	128.34	14.39	0.20	1.29	20.00
CASH Meta Financial Group, Inc.	SD	10.65	7.43	1.04	10.15	1.50	14.54	0.78	800.80	15.45	155.30	16.54	230.50	10.48	0.20	0.84	11.74
MSVB Mid-Southern Bancorp, Inc.	IN	11.24	11.24	0.58	4.47	0.56	4.34	1.71	50.38	NA	72.41	8.14	72.41	NA	NA	NA	NA
MSBF MSB Financial Corp.	NJ	11.86	11.86	0.69	5.41	0.81	6.36	NA	NA	25.63	143.33	17.00	143.33	21.81	0.00	0.00	62.68
NYCB New York Community Bancorp, Inc.	NY	13.26	8.93	0.93	6.74	NA	NA	NA	NA	10.79	72.33	8.97	118.04	NA	0.68	7.33	59.30
NFBK Northfield Bancorp, Inc.	NJ	15.27	14.48	0.69	4.39	0.94	6.00	0.62	104.24	22.08	100.29	15.31	106.74	15.70	0.40	3.02	66.67
NWBI Northwest Bancshares, Inc.	PA	12.96	9.86	1.07	8.33	1.08	8.39	1.00	59.80	16.26	132.63	17.18	180.41	16.19	0.68	4.27	69.39
ORIT Oritani Financial Corp.	NJ	13.42	13.42	1.04	7.65	1.31	9.68	0.23	373.34	16.01	126.76	17.02	126.76	12.65	1.00	6.57	126.32
OTTW Ottawa Bancorp, Inc.	IL	18.96	18.69	0.36	1.77	0.71	3.46	NA	NA	43.67	84.18	15.96	85.63	22.87	0.20	1.53	85.00
PBBI PB Bancorp, Inc.	CT	16.04	14.92	0.59	3.70	0.61	3.80	1.42	48.43	25.58	99.50	15.96	108.39	24.91	0.28	2.55	69.77
PCSB PCSB Financial Corporation	NY	19.66	19.30	0.50	2.51	0.61	3.08	NA	NA	44.47	119.82	23.55	122.57	45.49	0.12	0.63	20.93
PROV Provident Financial Holdings, Inc.	CA	10.25	10.25	0.18	1.73	0.57	5.40	0.74	94.14	60.00	103.51	10.61	103.51	19.21	0.56	3.33	200.00
PFS Provident Financial Services, Inc.	NJ	13.71	NA	1.05	7.76	1.09	8.06	NA	NA	15.34	120.95	16.59	180.20	14.61	0.84	3.49	48.41
PBIP Prudential Bancorp, Inc.	PA	12.78	12.21	0.72	5.08	0.75	5.29	1.50	32.95	23.25	118.50	15.15	124.87	17.63	0.20	1.16	94.09
RNDB Randolph Bancorp, Inc.	MA	13.25	NA	-0.63	-4.28	-0.29	-1.94	NA	NA	NM	113.53	NA	NA	NM	NA	NA	NM
RVSB Riverview Bancorp, Inc.	WA	10.66	8.42	1.16	11.08	1.31	12.52	NA	NA	13.56	147.69	15.74	191.67	11.96	0.14	1.75	22.03
SVBI Severn Bancorp, Inc.	MD	11.46	11.34	0.59	5.41	0.82	7.57	2.41	42.39	21.29	109.22	12.52	110.52	17.45	0.12	1.48	23.68
SIFI SI Financial Group, Inc.	CT	10.58	9.65	0.41	3.83	NA	NA	NA	NA	24.47	95.26	10.08	105.46	NA	0.24	1.78	43.64
STXB Spirit of Texas Bancshares, Inc.	TX	13.69	13.10	NA	NA	NA	NA	NA	NA	22.78	134.81	18.45	141.80	18.45	NA	NA	NM
STND Standard AVB Financial Corp.	PA	13.77	NA	0.86	6.33	NA	NA	NA	NA	16.31	103.68	14.28	132.31	NA	0.88	3.03	37.04
SBT Sterling Bancorp, Inc.	MI	9.77	9.75	1.77	20.29	1.91	21.85	0.11	576.38	9.90	172.55	16.87	172.93	9.20	0.04	0.40	4.00
TBNK Territorial Bancorp Inc.	HI	11.64	11.64	0.83	7.11	0.93	7.97	NA	NA	15.30	112.61	13.11	112.61	13.65	0.88	3.23	57.30
TSBK Timberland Bancorp, Inc.	WA	12.01	11.52	1.65	13.97	1.64	13.93	0.82	168.23	13.22	171.42	20.59	179.82	12.80	0.52	1.86	28.30
TBK Triumph Bancorp, Inc.	TX	13.59	9.57	1.12	8.00	1.53	10.92	0.88	72.97	20.43	146.86	19.69	220.02	15.18	NA	NA	NM
TRST TrustCo Bank Corp NY	NY	9.77	9.76	1.08	11.36	1.18	12.45	NA	NA	13.48	148.99	14.55	149.17	12.30	0.27	3.70	48.54
UBNK United Financial Bancorp, Inc.	CT	9.85	8.34	0.81	8.23	0.85	8.70	NA	NA	13.55	110.30	10.86	132.48	12.86	0.48	3.14	42.48
WSBF Waterstone Financial, Inc.	WI	21.08	NA	1.52	6.92	1.67	7.57	NA	NA	16.47	119.39	25.17	120.94	15.07	0.48	2.89	97.03
WCFB WCF Bancorp, Inc.	IA	22.07	NA	0.07	0.31	0.04	0.20	NA	147.91	NM	82.44	18.19	NA	NM	0.20	2.23	500.00
WEBK Wellesley Bancorp, Inc.	MA	7.53	7.53	0.57	7.61	0.69	9.22	NA	NA	15.68	116.19	8.75	116.19	12.95	0.22	0.76	11.35
WNEB Western New England Bancorp, Inc.	MA	11.22	10.54	0.59	5.00	0.78	6.67	NA	NA	23.60	123.90	13.90	132.86	18.62	0.16	1.58	37.21
WSFS WSFS Financial Corporation	DE	11.16	NA	1.37	12.62	1.50	13.87	0.75	80.59	14.15	165.87	18.51	226.27	12.84	0.44	1.06	10.54
WVFC WVS Financial Corp.	PA	9.92	9.92	0.67	6.96	NA	NA	NA	NA	10.85	79.93	7.93	79.93	NA	0.32	2.27	26.15

MHCs
CLBK Columbia Financial, Inc. (MHC)	NJ	14.42	14.34	NA	NA	NA	NA	NA	NA	NA	186.86	26.94	187.99	NA	NA	NA	NA
CFBI Community First Bancshares, Inc. (MHC)	GA	26.05	26.05	0.07	0.27	0.07	0.27	NA	NA	NM	105.72	27.54	105.72	61.05	NA	NA	NM
FFBW FFBW, Inc. (MHC)	WI	22.18	22.15	0.16	0.73	0.44	2.05	NA	NA	NA	122.78	27.23	122.97	NA	NA	NA	NA
GCBC Greene County Bancorp, Inc. (MHC)	NY	8.39	8.39	1.36	16.50	NA	NA	NA	NA	18.06	276.94	23.23	276.94	NA	0.40	1.24	22.07
HONE HarborOne Bancorp, Inc. (MHC)	MA	12.39	11.96	0.48	3.73	0.49	3.82	NA	NA	44.07	166.64	20.64	173.38	42.33	NA	NA	NM
KFFB Kentucky First Federal Bancorp (MHC)	KY	21.11	17.34	0.43	1.97	0.25	1.13	1.92	29.15	49.06	98.64	20.82	125.80	85.07	0.40	5.10	187.50
LSBK Lake Shore Bancorp, Inc. (MHC)	NY	14.43	14.43	0.68	4.56	NA	NA	NA	NA	27.54	120.47	17.38	120.47	NA	0.40	2.55	70.18
MGYR Magyar Bancorp, Inc. (MHC)	NJ	8.21	8.21	0.30	3.65	0.29	3.48	2.46	77.45	40.34	143.97	11.81	143.97	35.42	NA	NA	NM
OFED Oconee Federal Financial Corp. (MHC)	SC	17.39	16.88	0.63	3.54	0.85	4.76	1.32	20.38	47.42	167.80	29.18	173.97	35.28	0.40	1.62	76.92
PDLB PDL Community Bancorp (MHC)	NY	17.19	17.19	-0.48	-2.96	0.29	1.77	1.87	64.74	NA	149.08	25.63	149.08	NA	NA	NA	NA
PVBC Provident Bancorp, Inc. (MHC)	MA	13.35	13.35	0.91	6.97	0.83	6.35	NA	NA	27.81	195.14	26.04	195.14	28.65	NA	NA	NM
TFSL TFS Financial Corporation (MHC)	OH	12.52	12.46	0.63	5.05	NA	NA	1.31	23.99	48.70	234.77	29.40	236.08	NA	1.00	6.84	253.33

Exhibit I-B

Weekly Thrift Market Line - Part Two

Prices As of October 26, 2018

		Key Financial Ratios						Asset Quality Ratios		Pricing Ratios					Dividend Data (6)
		Equity/	Tang Equity/	Reported Earnings		Core Earnings		NPAs/	Rsvs/	Price/	Price/	Price/	Price/	Price/	Div/	Dividend	Payout
		Assets(1)	Assets(1)	ROA(5)	ROE(5)	ROA(5)	ROE(5)	Assets	NPLs	Earnings	Book	Assets	Tang Book	Core Earnings	Share	Yield	Ratio (7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Companies
Under Acquisition
ANCB Anchor Bancorp	WA	14.36	14.36	0.48	3.63	1.00	7.60	0.98	112.66	28.17	93.37	13.41	93.37	13.46	NA	NA	NM
BNCL Beneficial Bancorp, Inc.	PA	17.68	15.35	0.53	2.97	0.76	4.29	NA	NA	37.24	111.94	NA	134.51	24.95	0.24	1.57	119.51
BHBK Blue Hills Bancorp, Inc.	MA	14.49	14.20	0.75	5.02	0.88	5.84	NA	NA	27.83	150.42	21.79	153.99	24.13	0.80	3.55	117.28
PBSK Poage Bankshares, Inc.	KY	13.70	13.23	-0.61	-4.38	-0.27	-1.94	2.60	41.75	NM	134.31	18.40	139.76	NM	0.24	1.02	NM

(1)	Average of High/Low or Bid/Ask price per share.
(2)	Or since offering price if converted of first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized.
(3)	EPS (earnings per share) is based on actual trailing 12 month data and is not shown on a pro forma basis.
(4)	Exludes intangibles (such as goodwill, value of core deposits, etc.).
(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.
(6)	Annualized based on last regular quarterly cash dividend announcement.
(7)	Indicated dividend as a percent of trailing 12 month earnings.
(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

Source: S&P Global Market Intelligence and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2018 by RP® Financial, LC.

EXHIBIT 2

Pro Forma Analysis Sheet – Fully Converted Basis

EXHIBIT 2

PRO FORMA ANALYSIS SHEET - FULLY CONVERTED BASIS

Rhinebeck Bancorp, Inc.

Prices as of October 26, 2018

					Peer Group				New York Companies				All Publicly-Traded
Price Multiple		Symbol	Subject (1)		Average		Median		Average		Median		Average		Median
Price-earnings ratio (x)		P/E	39.72	x	21.59	x	23.25	x	16.96	x	13.48	x	18.00	x	15.98	x
Price-core earnings ratio (x)		P/Core	31.76	x	17.57	x	17.45	x	12.25	x	12.29	x	16.11	x	14.61	x
Price-book ratio (%)	=	P/B	65.96%		113.41%		112.70%		134.38%		119.82%		122.69%		117.34%
Price-tangible book ratio (%)	=	P/TB	66.84%		123.56%		119.38%		147.56%		122.57%		136.47%		123.42%
Price-assets ratio (%)	=	P/A	9.46%		13.44%		13.13%		11.33%		9.87%		14.56%		14.54%

Valuation Parameters

Pre-Conversion Earnings (Y)	$1,927,000	ESOP Stock Purchases (E)	8.00%	(5)
Pre-Conversion Earnings (CY)	$2,458,000	Cost of ESOP Borrowings (S)	0.00%	(4)
Pre-Conversion Book Value (B)	$57,013,000	ESOP Amortization (T)	20.00	years
Pre-Conv. Tang. Book Val. (TB)	$55,309,000	RRP Amount (M)	4.00%
Pre-Conversion Assets (A)	$819,707,000	RRP Vesting (N)	5.00	years (5)
Reinvestment Rate (2)(R)	2.73%	Foundation (F)	2.28%
Est. Conversion Expenses (3)(X)	2.50%	Tax Benefit (Z)	508,591
Tax Rate (TAX)	27.00%	Percentage Sold (PCT)	100.00%
Shares Tax	$0	Option (O1)	10.00%	(6)
		Estimated Option Value (O2)	29.80%	(6)
		Option vesting (O3)	5.00	(6)
		Option pct taxable (O4)	25.00%	(6)

Calculation of Pro Forma Value After Conversion

1. V=	P/E * (Y)	V=	$84,183,670
	1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2. V=	P/Core * (Y)	V=	$84,183,670
	1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3. V=	P/B * (B+Z)	V=	$84,183,670
	1 - P/B * PCT * (1-X-E-M-F)

4. V=	P/TB * (TB+Z)	V=	$84,183,670
	1 - P/TB * PCT * (1-X-E-M-F)

5. V=	P/A * (A+Z)	V=	$84,183,670
	1 - P/A * PCT * (1-X-E-M-F)

				Shares		Aggregate
	Shares Issued	Price Per	Gross Offering	Issued To	Total Shares	Market Value
Conclusion	To the Public	Share	Proceeds	Foundation	Issued	of Shares Issued
Supermaximum	10,910,625	10.00	$109,106,250	222,665	11,133,290	$111,332,900
Maximum	9,487,500	10.00	94,875,000	193,622	9,681,122	96,811,220
Midpoint	8,250,000	10.00	82,500,000	168,367	8,418,367	84,183,670
Minimum	7,012,500	10.00	70,125,000	143,112	7,155,612	71,556,120

(1)	Pricing ratios shown reflect the midpoint value.
(2)	Net return reflects a reinvestment rate of 2.73 percent and a tax rate of 27.0 percent.
(3)	Offering expenses shown at estimated midpoint value.
(4)	No cost is applicable since holding company will fund the ESOP loan.
(5)	ESOP and MRP amortize over 20 years and 5 years, respectively; amortization expenses tax effected at 27.0 percent.
(6)	10 percent option plan with an estimated Black-Scholes valuation of 29.80 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 27.0 percent.

EXHIBIT 3

Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

EXHIBIT 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Rhinebeck Bancorp, Inc.

At the Minimum

1.	Pro Forma Market Capitalization	$71,556,120
	Less: Foundation Shares	1,431,120
2.	Offering Proceeds	$70,125,000
	Less: Estimated Offering Expenses	1,753,125
	Net Conversion Proceeds	$68,371,875

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$68,371,875
	Less: Cash Contribution to Foundation	200,000
	Less: Non-Cash Stock Purchases (1)	8,586,734
	Net Proceeds Reinvested	$59,585,141
	Estimated net incremental rate of return	1.99%
	Reinvestment Income	$1,187,472
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	208,944
	Less: Amortization of Options (4)	397,687
	Less: Recognition Plan Vesting (5)	417,888
	Net Earnings Impact	$162,953

4.	Pro Forma Earnings

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion

	12 Months ended September 30, 2018 (reported)	$1,927,000	$162,953	$2,089,953
	12 Months ended September 30, 2018 (core)	$2,458,000	$162,953	$2,620,953

5.	Pro Forma Net Worth

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion

	September 30, 2018	$57,013,000	$59,585,141	$440,402	$117,038,543
	September 30, 2018 (Tangible)	$55,309,000	$59,585,141	$440,402	$115,334,543

6.	Pro Forma Assets

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion

	September 30, 2018	$819,707,000	$59,585,141	$440,402	$879,732,543

(1) Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 27.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5) RRP is amortized over 5 years, and amortization expense is tax effected at 27.0 percent.

EXHIBIT 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Rhinebeck Bancorp, Inc.

At the Midpoint

1.	Pro Forma Market Capitalization	$84,183,670
	Less: Foundation Shares	1,683,670
2.	Offering Proceeds	$82,500,000
	Less: Estimated Offering Expenses	2,062,500
	Net Conversion Proceeds	$80,437,500

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$80,437,500
	Less: Cash Contribution to Foundation	200,000
	Less: Non-Cash Stock Purchases (1)	10,102,040
	Net Proceeds Reinvested	$70,135,460
	Estimated net incremental rate of return	1.99%
	Reinvestment Income	$1,397,730
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	245,816
	Less: Amortization of Options (4)	467,868
	Less: Recognition Plan Vesting (5)	491,633
	Net Earnings Impact	$192,413

4.	Pro Forma Earnings
			Net
		Before	Earnings	After
		Conversion	Increase	Conversion

	12 Months ended September 30, 2018 (reported)	$1,927,000	$192,413	$2,119,413
	12 Months ended September 30, 2018 (core)	$2,458,000	$192,413	$2,650,413

5.	Pro Forma Net Worth

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion

	September 30, 2018	$57,013,000	$70,135,460	$508,591	$127,657,051
	September 30, 2018 (Tangible)	$55,309,000	$70,135,460	$508,591	$125,953,051

6.	Pro Forma Assets

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion

	September 30, 2018	$819,707,000	$70,135,460	$508,591	$890,351,051

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 27.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 27.0 percent.

EXHIBIT 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Rhinebeck Bancorp, Inc.

At the Maximum Value

1.	Pro Forma Market Capitalization	$96,811,220
	Less: Foundation Shares	1,936,220
2.	Offering Proceeds	$94,875,000
	Less: Estimated Offering Expenses	2,371,875
	Net Conversion Proceeds	$92,503,125

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$92,503,125
	Less: Cash Contribution to Foundation	200,000
	Less: Non-Cash Stock Purchases (1)	11,617,346
	Net Proceeds Reinvested	$80,685,779
	Estimated net incremental rate of return	1.99%
	Reinvestment Income	$1,607,987
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	282,689
	Less: Amortization of Options (4)	538,048
	Less: Recognition Plan Vesting (5)	565,378
	Net Earnings Impact	$221,873

4.	Pro Forma Earnings

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion

	12 Months ended September 30, 2018 (reported)	$1,927,000	$221,873	$2,148,873
	12 Months ended September 30, 2018 (core)	$2,458,000	$221,873	$2,679,873

5.	Pro Forma Net Worth

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion

	September 30, 2018	$57,013,000	$80,685,779	$576,779	$138,275,558
	September 30, 2018 (Tangible)	$55,309,000	$80,685,779	$576,779	$136,571,558

6.	Pro Forma Assets

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion

	September 30, 2018	$819,707,000	$80,685,779	$576,779	$900,969,558

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 27.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 27.0 percent.

EXHIBIT 3

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Rhinebeck Bancorp, Inc.

At the Super Maximum Value

1.	Pro Forma Market Capitalization	$111,332,900
	Less: Foundation Shares	2,226,650
2.	Offering Proceeds	$109,106,250
	Less: Estimated Offering Expenses	2,727,656
	Net Conversion Proceeds	$106,378,594

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$106,378,594
	Less: Cash Contribution to Foundation	200,000
	Less: Non-Cash Stock Purchases (1)	13,359,948
	Net Proceeds Reinvested	$92,818,646
	Estimated net incremental rate of return	1.99%
	Reinvestment Income	$1,849,783
	Less: Shares Tax	0
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	325,092
	Less: Amortization of Options (4)	618,755
	Less: Recognition Plan Vesting (5)	650,184
	Net Earnings Impact	$255,752

4.	Pro Forma Earnings
			Net
		Before	Earnings	After
		Conversion	Increase	Conversion

	12 Months ended September 30, 2018 (reported)	$1,927,000	$255,752	$2,182,752
	12 Months ended September 30, 2018 (core)	$2,458,000	$255,752	$2,713,752

5.	Pro Forma Net Worth

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion

	September 30, 2018	$57,013,000	$92,818,646	$655,196	$150,486,841
	September 30, 2018 (Tangible)	$55,309,000	$92,818,646	$655,196	$148,782,841

6.	Pro Forma Assets

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion

	September 30, 2018	$819,707,000	$92,818,646	$655,196	$913,180,841

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.
(2)	ESOP stock purchases are internally financed by a loan from the holding company.
(3)	ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 27.0 percent rate.
(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.
(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 27.0 percent.

EXHIBIT 4

Pro Forma Analysis Sheet- Minority Stock Offering

EXHIBIT 4

PRO FORMA ANALYSIS SHEET - MINORITY STOCK OFFERING

Rhinebeck Bancorp, Inc.

October 26, 2018

					Peer Group				New York Companies				All Publicly-Traded
Price Multiple		Symbol	Subject (1)		Average		Median		Average		Median		Average		Median
Price-earnings ratio (x)		P/E	43.98	x	21.59	x	23.25	x	16.96	x	13.48	x	18.00	x	15.98	x
Price-core earnings ratio (x)		P/Core	34.43	x	17.57	x	17.45	x	12.25	x	12.26	x	16.11	x	14.61	x
Price-book ratio (%)	=	P/B	96.99%		113.41%		112.70%		134.38%		119.82%		122.69%		117.34%
Price-tangible book ratio (%)	=	P/TB	98.91%		123.58%		119.38%		147.56%		122.57%		136.47%		123.42%
Price-assets ratio (%)	=	P/A	9.91%		13.44%		13.13%		11.33%		9.87%		14.56%		14.54%

Valuation Parameters

Pre-Conversion Earnings (Y)(2)	$1,925,000	ESOP Stock Purchases (E)	8.71%	(6)
Pre-Conversion Earnings (CY)(2)	$2,456,000	Cost of ESOP Borrowings (S)	0.00%	(5)
Pre-Conversion Book Value (B)(2)	$56,913,000	ESOP Amortization (T)	20.00	years
Pre-Conv. Tang. Book Value (TB)(2)	$55,209,000	MRP Amount (M)	4.36%
Pre-Conversion Assets (A)(2)	$819,607,000	MRP Vesting (N)	5.00	years (6)
Reinvestment Rate (3)(R)	2.73%	Foundation (F)	4.65%
Est. Conversion Expenses (4)(X)	4.58%	Tax Benefit (Z)	508,591
Tax Rate (TAX)	27.00%	Percentage Sold (PCT)	45.00%
		Option (O1)	10.89%	(7)
		Estimated Option Value (O2)	30.60%	(7)
		Option vesting (O3)	5.00	(7)
		Option pct taxable (O4)	25.00%	(7)

Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y)	V=	$84,183,670
		1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2.	V=	P/Core * (Y)	V=	$84,183,670
		1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3.	V=	P/B * (B+Z)	V=	$84,183,670
		1 - P/B * PCT * (1-X-E-M-F)

4.	V=	P/TB * (TB+Z)	V=	$84,183,670
		1 - P/TB * PCT * (1-X-E-M-F)

5.	V=	P/A * (A+Z)	V=	$84,183,670
		1 - P/A * PCT * (1-X-E-M-F)

							Aggregate
					Shares		Market Value
	Shares Owned by	Shares Issued	Price Per	Gross Offering	Issued to	Total Shares	of Shares Issued	Full Value
Conclusion	The MHC	To the Public	Share	Proceeds	Foundation	Issued Publicly	Publicly	Total Shares
Super Maximum	6,123,310	4,787,315	10.00	$47,873,150	222,665	5,009,980	$50,099,800	11,133,290
Maximum	5,324,617	4,162,883	10.00	$41,628,830	193,622	4,356,505	43,565,050	9,681,122
Midpoint	4,630,102	3,619,898	10.00	$36,198,980	168,367	3,788,265	37,882,650	8,418,367
Minimum	3,935,587	3,076,913	10.00	$30,769,130	143,112	3,220,025	32,200,250	7,155,612

(1)	Pricing ratios shown reflect the midpoint value.
(2)	Adjusted for capitalizing MHC with $100,000.
(3)	Net return reflects a reinvestment rate of 2.73 percent, and a tax rate of 27.0 percent.
(4)	Offering expenses shown at estimated midpoint value.
(5)	No cost is applicable since holding company will fund the ESOP loan.
(6)	ESOP and MRP amortize over 20 years and 5 years, respectively; amortization expenses tax effected at 27.0 percent.
(7)	10 percent option plan with an estimated Black-Scholes valuation of 27.0 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 27.0 percent.

EXHIBIT 5

Pro Forma Analysis Sheet- Minority Stock Offering

EXHIBIT 5

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Rhinebeck Bancorp, Inc.

At the Minimum

1.	Pro Forma Market Capitalization	$32,200,250
	Less: Foundation Shares	1,431,120
2.	Offering Proceeds	$30,769,130
	Less: Estimated Offering Expenses	1,608,011
	Net Conversion Proceeds	$29,161,119

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$29,161,119
	Less: Cash Contribution to Foundation	200,000
	Less: Non-Cash Stock Purchases (1)	4,207,499
	Net Proceeds Reinvested	$24,753,620
	Estimated net incremental rate of return	1.99%
	Reinvestment Income	$493,315
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	102,382
	Less: Amortization of Options (4)	200,098
	Less: Recognition Plan Vesting (5)	204,765
	Net Earnings Impact	$(13,931)

4.	Pro Forma Earnings

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
	12 Months ended September 30, 2018 (reported)	$1,925,000	$(13,931)	$1,911,069
	12 Months ended September 30, 2018 (core)	$2,456,000	$(13,931)	$2,442,069

5.	Pro Forma Net Worth

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
	September 30, 2018	$56,913,000	$24,753,620	$440,402	$82,107,022
	September 30, 2018 (Tangible)	$55,209,000	$24,753,620	$440,402	$80,403,022

6.	Pro Forma Assets

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
	September 30, 2018	$819,607,000	$24,753,620	$440,402	$844,801,022

(1) Includes ESOP and MRP stock purchases equal to 8.71 percent and 4.36 percent of the public shares, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 27.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.

(5) MRP is amortized over 5 years, and amortization expense is tax effected at 27.0 percent.

EXHIBIT 5

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Rhinebeck Bancorp, Inc.

At the Midpoint

1.	Pro Forma Market Capitalization	$37,882,650
	Less: Foundation Shares	1,683,670
2.	Offering Proceeds	$36,198,980
	Less: Estimated Offering Expenses	1,657,360
	Net Conversion Proceeds	$34,541,620

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$34,541,620
	Less: Cash Contribution to Foundation	200,000
	Less: Non-Cash Stock Purchases (1)	4,950,000
	Net Proceeds Reinvested	$29,391,620
	Estimated net incremental rate of return	1.99%
	Reinvestment Income	$585,746
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	120,450
	Less: Amortization of Options (4)	235,410
	Less: Recognition Plan Vesting (5)	240,900
	Net Earnings Impact	$(11,014)

4.	Pro Forma Earnings

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
	12 Months ended September 30, 2018 (reported)	$1,925,000	$(11,014)	$1,913,986
	12 Months ended September 30, 2018 (core)	$2,456,000	$(11,014)	$2,444,986

5.	Pro Forma Net Worth

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
	September 30, 2018	$56,913,000	$29,391,620	$508,591	$86,813,211
	September 30, 2018 (Tangible)	$55,209,000	$29,391,620	$508,591	$85,109,211

6.	Pro Forma Assets

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
	September 30, 2018	$819,607,000	$29,391,620	$508,591	$849,507,211

(1) Includes ESOP and MRP stock purchases equal to 8.71 percent and 4.36 percent of the public shares, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 27.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.

(5) MRP is amortized over 5 years, and amortization expense is tax effected at 27.0 percent.

EXHIBIT 5

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Rhinebeck Bancorp, Inc.

At the Maximum

1.	Pro Forma Market Capitalization	$43,565,050
	Less: Foundation Shares	1,936,220
2.	Offering Proceeds	$41,628,830
	Less: Estimated Offering Expenses	1,706,708
	Net Conversion Proceeds	$39,922,122

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$39,922,122
	Less: Cash Contribution to Foundation	200,000
	Less: Non-Cash Stock Purchases (1)	5,692,500
	Net Proceeds Reinvested	$34,029,622
	Estimated net incremental rate of return	1.99%
	Reinvestment Income	$678,176
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	138,517
	Less: Amortization of Options (4)	270,721
	Less: Recognition Plan Vesting (5)	277,035
	Net Earnings Impact	$(8,097)

4.	Pro Forma Earnings

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
	12 Months ended September 30, 2018 (reported)	$1,925,000	$(8,097)	$1,916,903
	12 Months ended September 30, 2018 (core)	$2,456,000	$(8,097)	$2,447,903

5.	Pro Forma Net Worth

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
	September 30, 2018	$56,913,000	$34,029,622	$576,779	$91,519,402
	September 30, 2018 (Tangible)	$55,209,000	$34,029,622	$576,779	$89,815,402

6.	Pro Forma Assets

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
	September 30, 2018	$819,607,000	$34,029,622	$576,779	$854,213,402

(1) Includes ESOP and MRP stock purchases equal to 8.71 percent and 4.36 percent of the public shares, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 27.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.

(5) MRP is amortized over 5 years, and amortization expense is tax effected at 27.0 percent.

EXHIBIT 5

PRO FORMA EFFECT OF CONVERSION PROCEEDS

Rhinebeck Bancorp, Inc.

At the Super Maximum Value

1.	Pro Forma Market Capitalization	$50,099,800
	Less: Foundation Shares	2,226,650
2.	Offering Proceeds	$47,873,150
	Less: Estimated Offering Expenses	1,763,459
	Net Conversion Proceeds	$46,109,691

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$46,109,691
	Less: Cash Contribution to Foundation	200,000
	Less: Non-Cash Stock Purchases (1)	6,546,374
	Net Proceeds Reinvested	$39,363,317
	Estimated net incremental rate of return	1.99%
	Reinvestment Income	$784,472
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	159,295
	Less: Amortization of Options (4)	311,329
	Less: Recognition Plan Vesting (5)	318,590
	Net Earnings Impact	$(4,743)

4.	Pro Forma Earnings

			Net
		Before	Earnings	After
		Conversion	Increase	Conversion
	12 Months ended September 30, 2018 (reported)	$1,925,000	$(4,743)	$1,920,257
	12 Months ended September 30, 2018 (core)	$2,456,000	$(4,743)	$2,451,257

5.	Pro Forma Net Worth

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
	September 30, 2018	$56,913,000	$39,363,317	$655,196	$96,931,513
	September 30, 2018 (Tangible)	$55,209,000	$39,363,317	$655,196	$95,227,513

6.	Pro Forma Assets

		Before	Net Cash	Tax Benefit	After
		Conversion	Proceeds	Of Contribution	Conversion
	September 30, 2018	$819,607,000	$39,363,317	$655,196	$859,625,513

(1) Includes ESOP and MRP stock purchases equal to 8.71 percent and 4.36 percent of the public shares, respectively.

(2) ESOP stock purchases are internally financed by a loan from the holding company.

(3) ESOP borrowings are amortized over 20 years, amortization expense is tax-effected at a 27.0 percent rate.

(4) Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.

(5) MRP is amortized over 5 years, and amortization expense is tax effected at 27.0 percent.

EXHIBIT 6

Firm Qualifications Statement

FIRM QUALIFICATION STATEMENT

RP® Financial (“RP®) provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies, insurance companies and other financial services companies.

STRATEGIC PLANNING SERVICES

RP®’s strategic planning services are designed to provide effective feasible plans with quantifiable results. We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives. Such services involve conducting situation analyses; establishing mission/vision statements, developing strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues. Strategic recommendations typically focus on: capital formation and management, asset/liability targets, profitability, return on equity and stock pricing. Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES

RP®’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses, valuing intangible assets and supporting the implementation of post-acquisition strategies. Our merger advisory services involve transactions of financially healthy companies and failed bank deals. RP® is also expert in de novo charters and shelf charters. Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP®’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP®’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, goodwill impairment, insurance company demutualizations, ESOPs, subsidiary companies, merger accounting and other purposes. We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards. RP® is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES

RP® offers other consulting services including evaluating the impact of regulatory changes (TARP, etc.), branching and diversification strategies, feasibility studies and special research. We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis. Our other consulting services are facilitated by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (38)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (34)	(703) 647-6546	wpommerening@rpfinancial.com
Marcus Faust, Managing Director (30)	(703) 647-6553	mfaust@rpfinancial.com
Gregory E. Dunn, Director (35)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (31)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (31)	(703) 647-6549	joren@rpfinancial.com
Carla Pollard, Senior Vice President (28)	(703) 647-6556	cpollard@rpfinancial.com

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 600	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com